Filed pursuant to Rule 424(b)(5)
Registration Nos. 333-249413 and 333-225756

The information in this preliminary prospectus supplement is not complete and may be changed.

Subject to Completion, dated January 6, 2021

Prospectus Supplement

(to Prospectuses dated October 20, 2020 and August 3, 2018)

35,000,000 Shares

PLAYA HOTELS & RESORTS N.V.

Ordinary Shares

This prospectus supplement relates to a total offering of 35,000,000 of our ordinary shares (“Ordinary Shares”). We are offering a total of 25,000,000 Ordinary Shares, and the selling shareholder (the “Selling Shareholder”) named in this prospectus supplement is offering 10,000,000 of our Ordinary Shares. We will not receive any proceeds from the sale of our Ordinary Shares by the Selling Shareholder in this offering.

Our Ordinary Shares are traded on the Nasdaq Global Select Market under the symbol “PLYA.” On January 5, 2021, the last reported sales price of our Ordinary Shares was $5.31 per share.

Investing in our Ordinary Shares involves substantial risks. See “Risk Factors” beginning on page S-12 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this prospectus supplement and the accompanying prospectuses to read about factors you should consider before making a decision to invest in our Ordinary Shares.

	Per Share	Total
Public offering price	$
Underwriting discount(1)	$
Proceeds, before expenses, to us	$
Proceeds, before expenses, to the Selling Shareholder	$

(1)	See “Underwriting (Conflicts of Interest)” for a complete description of the compensation payable to the underwriters.

The underwriters may also exercise their option to purchase up to an additional 3,750,000 shares from us and up to an additional 1,499,000 shares from the Selling Shareholder, in each case, at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement. The underwriters shall purchase the additional shares, if any, from us and the Selling Shareholder on a pro rata basis based on the number of shares offered by us and the Selling Shareholder hereby.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectuses are truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares against payment on or about January     , 2021.

Joint Book-Running Managers

Deutsche Bank Securities	BofA Securities	Citigroup	Nomura

The date of this prospectus supplement is January             , 2021

Prospectus Supplement

Company Prospectus

Selling Shareholder Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectuses or in any free writing prospectus prepared by us. We, the Selling Shareholder and the underwriters have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We, the Selling Shareholder and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus supplement, the accompanying prospectuses and any free writing prospectus prepared by us is accurate only as of the respective date of the relevant document or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, in this prospectus supplement, we use the terms “the Company,” “Playa,” “our company,” “we,” “us,” “our” and similar references to refer to Playa Hotels & Resorts N.V., a Dutch public limited liability company (naamloze vennootschap), and, where appropriate, its subsidiaries.

i

PROSPECTUS SUPPLEMENT SUMMARY

The following summary may not contain all of the information that is important to you in making a decision to invest in our Ordinary Shares. Before making an investment decision, you should read the entire prospectus supplement and the accompanying prospectuses carefully, including the section entitled “Risk Factors” and the information in reports filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus and the accompanying prospectuses.

Overview

Playa is a leading owner, operator and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. As of December 31, 2020, we owned and/or managed a total portfolio consisting of 21 resorts (8,172 rooms) located in Mexico, Jamaica, and the Dominican Republic. Playa’s strategy is to leverage its globally recognized brand partnerships in order to capitalize on the gap between the 14% U.S. brand-affiliated room supply in the regions in which we operate and the nearly 45% of visitors that come to these regions from the U.S. We believe that this strategy should position us to generate attractive returns for our shareholders and enhance the lives of our associates and the communities in which we operate.

We believe that the resorts we own and manage are among the finest all-inclusive resorts in the markets they serve. We believe that our resorts have a competitive advantage due to their location, brand affiliations, extensive amenities, scale and design. Our portfolio is comprised of all-inclusive resorts that share some combination of the following characteristics:

•	Prime beachfront locations;

•	Globally recognized U.S. brand partners;

•	Convenient air access from a number of North American and other international gateway markets;

•	Strategic locations in popular vacation destinations in countries with strong government commitments to tourism;

•	High quality physical condition; and

•	Capacity for further revenues and earnings growth through incremental renovation or repositioning opportunities.

Our all-inclusive resorts provide guests an attractive vacation experience that offers both compelling value and price certainty, while at the same time providing Playa more predictable revenue, expense and occupancy rates than traditional full-service hotel business models. Generally, all-inclusive guests book and pay further in advance, resulting in lower cancellation rates and incremental sales of upgrades, premium services and amenities not included in the all-inclusive package pricing.

We have strategic relationships with both Hyatt Hotels Corporation (“Hyatt”) and Hilton Worldwide Holdings, Inc. (“Hilton”), two of the preeminent globally recognized hotel brands. We believe that Hyatt’s and Hilton’s selection of Playa as its strategic partner in the development and management of all-inclusive resorts throughout the Caribbean, Mexico and Latin America provides us with unique advantages, including the following:

•	Access to worldwide reservation systems, global marketing scale, and over 125 million hotel loyalty members to drive revenue growth;

•	Higher propensity for guests to book direct, which results in significantly improved returns over bookings from online tour operators;

•	Lower customer acquisition costs, and higher net Average Daily Rates (ADRs);

•	Higher net asset value for branded hotels affiliated with global franchisors;

•	Brand partners are a second set of eyes, focused on maximizing returns;

•	Immediate customer recognition for a new or converted resort;

•	Exposure to new consumers, who may not be familiar with the all-inclusive model;

•	Access to guests from different regions, creating a better segmentation mix, reducing the risk from an owner’s perspective;

•	Stronger marketing and public relations presence;

•	Branded resorts tend to reduce price sensitivity and encourage purchase decisions, resulting in higher revenues;

•	Branded resorts, on average, have higher occupancy than non-branded resorts;

•	Branded resorts have higher rates of group business; and

•	Branded resorts have lower failure rates.

We have an exclusive agreement with Panama Jack International, Inc. (“Panama Jack”), a consumer products company that focuses on resort clothes and furnishings and sun care products, that provides us with the right to develop and own and/or manage all-inclusive resorts under the Panama Jack brand in certain regions. We currently own two resorts operated under the Panama Jack brand. Other resorts in our portfolio operate under the Dreams and Sanctuary brands.

Our Competitive Strengths

We believe the following competitive strengths distinguish us from other owners, operators, developers and acquirers of all-inclusive resorts:

•

Premier Collection of All-Inclusive Resorts in Highly Desirable Locations. We believe that our portfolio represents a premier collection of all-inclusive resorts. Our award-winning resorts are located in prime beachfront locations in popular vacation destinations, including Cancún, Playa del Carmen, Puerto Vallarta and Los Cabos in Mexico, Punta Cana and La Romana in the Dominican Republic and Montego Bay in Jamaica. Guests may conveniently access our resorts from a number of North American and other international gateway markets.

•

Diversified Portfolio of All-Inclusive Resorts. We currently offer our guests resorts located in four main geographic markets and across a range of price points, which we believe helps foster loyalty among our guests and drive repeat business. We operate resorts under eight distinct brands. Having multiple brands to offer owners and developers is essential to our ability to secure management agreements and attractive acquisitions, since having a portfolio of brands mitigates the risks of brand-on-brand supply growth and subsequent cannibalization and expands our addressable market.

•

Exclusive Focus on the All-Inclusive Model. We believe the all-inclusive resort model is increasing in popularity as more people come to appreciate the benefits of a high-quality vacation experience that couples value and a high degree of cost certainty. Because our guests have pre-purchased their vacation packages, we also have the opportunity to earn incremental revenue if our guests purchase upgrades, premium services and amenities that are not included in the all-inclusive package.

•

Integrated and Scalable Operating Platform. We believe we have developed a scalable resort management platform designed to improve operating efficiency at the 18 resorts we currently manage. Our platform enables us to integrate additional resorts we may acquire, manage hotels owned by third-parties and potentially internalize the management of the three resorts we own but do not manage. Our platform also enables managers of each of our key functions, including sales, marketing and resort management, to observe, analyze, share and respond to trends throughout our portfolio. As a result, we are able to implement management initiatives on a real-time, portfolio-wide basis.

•

Strategic Relationship with Hyatt to Develop All-Inclusive Resorts. Our strategic relationship with Hyatt provides us with a range of benefits, including the right to operate certain of our existing resorts under the Hyatt Ziva and Hyatt Zilara brands (the “Hyatt All-Inclusive Resort Brands”) in certain countries and, through December 31, 2021, certain rights with respect to the development and management of future Hyatt All-Inclusive Resort Brands resorts in Mexico, Costa Rica, the Dominican Republic, Jamaica and Panama (the “Market Area”).

The Hyatt Ziva brand is marketed as an all-inclusive resort brand for all-ages and the Hyatt Zilara brand is marketed as an all-inclusive resort brand for adults-only. We believe these brands are currently Hyatt’s primary vehicle for all-inclusive resort growth and demonstrate Hyatt’s commitment to the all-inclusive model. The Hyatt All-Inclusive Resort Brands have access to Hyatt’s low cost and high margin distribution channels, such as Hyatt guests using the World of Hyatt® guest loyalty program (which we understand had approximately 22 million members as of December 31, 2019), Hyatt’s reservation system, Hyatt’s mobile application and website and Hyatt’s extensive group sales business. We believe that our strategic relationship with Hyatt and the increasing awareness of our all-inclusive resort brands among potential guests will enable us to increase the number of bookings made through lower cost sales channels, such as direct bookings through Hyatt and our company and resort websites.

•

Strategic Relationship with Hilton to Develop All-Inclusive Resorts. Our strategic alliance with Hilton affords us with the opportunity to leverage our management expertise and obtain access to Hilton’s global portfolio of brands and over 103 million Hilton Honors members as of December 31, 2019. During 2018, we successfully converted two of our resorts into three Hilton all-inclusive resorts, with the potential to convert, develop or manage up to an additional eight resorts in certain locations in the Caribbean, Mexico, and South and Central America by 2025. Our strategic alliance with Hilton further diversifies our portfolio, and we believe enables us to reach more potential guests and reduce our customer acquisition costs.

•

Advantageous Exposure to Leisure Travel. Our beachfront resort portfolio skews our customer mix to be composed of approximately 90% leisure travelers. We believe that this concentration positions us to recover faster from the effects of market recessions than many of our lodging peers, as historically the leisure segment of the travel market has tended to rebound faster than the business-oriented segment.

•

Focus on Safety Measures. As we adjust to a new operating environment during the COVID-19 pandemic, we have the luxury of having expansive footprints, numerous dining outlets, and predominantly outdoor and open designs at the majority of our resorts, which provides us flexibility to redesign the layout of our resorts with social distancing and safety precautions in mind. Furthermore, we have implemented an enhanced mobile app that incorporates contactless QR codes to augment and facilitate the guest experience at all of our properties. We have also incorporated safety practices from our brand partners, government agencies and various health experts to develop our Playa Safe StayTM operating protocols. We believe that our protocols and the association with globally recognized, responsible brands will be a competitive advantage.

Recent Developments

Impact of COVID-19 Pandemic

The COVID-19 pandemic and the public health measures that have been undertaken in response thereto have had a significant adverse impact on the global economy, the travel and hospitality industries and our business starting in the first quarter of 2020. The effects of the COVID-19 pandemic, including related government restrictions, border closings, quarantines, “shelter-in-place” orders and “social distancing,” have significantly disrupted global leisure travel, and have substantially adversely impacted global commercial activity, contributing to worldwide economic contraction and increased unemployment. We expect that the continuing economic fallout will create headwinds for leisure travel even after the current government restrictions are lifted. Please see “Risk Factors” for more information.

Due to the spread of the COVID-19 pandemic and the associated restrictions placed on international travel, we temporarily suspended operations at all of our resorts in late March 2020 and subsequently began reopening our resorts on July 1, 2020.

As of December 31, 2020, 20 of our 21 resorts are open for business:

Resort	Date Reopened
Hilton Playa del Carmen All-Inclusive Resort	7/1/2020
Hilton Rose Hall Resort & Spa	7/1/2020
Hyatt Zilara Cancún	7/1/2020
Hyatt Zilara Rose Hall	7/1/2020
Hyatt Ziva Cancún	7/1/2020
Hyatt Ziva Rose Hall	7/1/2020
Jewel Grande Montego Bay Resort & Spa	7/1/2020
Jewel Paradise Cove Beach Resort & Spa	7/1/2020
Panama Jack Resorts Cancún	7/15/2020
Sanctuary Cap Cana	7/15/2020
Hyatt Zilara Cap Cana	7/22/2020
Hyatt Ziva Cap Cana	7/22/2020
Hyatt Ziva Los Cabos	9/24/2020
Dreams Puerto Aventuras(1)	10/1/2020
Hyatt Ziva Puerto Vallarta	10/1/2020
Panama Jack Resorts Playa del Carmen	10/1/2020
Dreams Punta Cana	10/2/2020
Hilton La Romana All-Inclusive Adult Resort	11/15/2020
Hilton La Romana All-Inclusive Family Resort	11/15/2020
Dreams Palm Beach	12/1/2020

(1)	We have entered into a binding agreement with a third party to sell this hotel for a total consideration of approximately $34.5 million in cash. See “ --Property Dispositions” below.

The following table presents certain results for our total portfolio and for our open resorts for the three months ended September 30, 2020 (subsequent to September 30, 2020, we opened the following resorts: Dreams Puerto Aventuras, Hyatt Ziva Puerto Vallarta, Panama Jack Resorts Playa del Carmen, Dreams Punta Cana, Hilton La Romana All-Inclusive Adult Resort, Hilton La Romana All-Inclusive Family Resort and Dreams Palm Beach).

	Total Portfolio	Open Resorts (1)
	Q3 2020	Q3 2020
Available room nights	710,240	368,708
Average daily occupancy	11.1%	21.5%
Net Package ADR (2)	$275.71	$277.24
Net Package RevPAR (3)	$30.71	$59.49

(1)	Represents room nights that were actually available for reservation.
(2)

“Net Package ADR” represents total net package revenue for the three-month period divided by the total number of rooms sold during such period. Net package revenue is derived from the sale of all-inclusive packages, which include room accommodations, food and beverage services, and entertainment activities, net of compulsory tips paid to employees.

(3)	“Net Package RevPAR” is the product of Net Package ADR and the average daily occupancy percentage for the three-month period.

Liquidity

Our resorts account for all of our revenue. The suspension of operations at our resorts and the severely reduced occupancy at the resorts after reopening have had a significant adverse effect on our liquidity. We have taken the following measures to mitigate the impact of the effects of the COVID-19 pandemic on our liquidity:

•

we raised $224.0 million of additional capital from affiliates of Davidson Kempner Capital Management LP (“DK”) in June 2020 in the form of $204.0 million of additional debt financing and $20.0 million of equity financing at a price of $4.10 per share;

•

we sold the Jewel Dunn’s River Beach Resort & Spa and the Jewel Runaway Bay Beach Resort & Waterpark in May 2020 for a total cash consideration of $60.0 million, and, as discussed below, entered into a binding agreement to sell the Dreams Puerto Aventuras for a total cash consideration of approximately $34.5 million;

•	we borrowed an additional $40.0 million under our revolving credit facility (“Revolving Credit Facility”) in March 2020, increasing the amount outstanding on the facility to $85.0 million;

•

the temporary suspension of operations of all of our resorts significantly reduced the variable cost components of our resort-level operating expenses, including resort franchise and franchise-related fees, management fees and expenses related to our resort employees;

•	we deferred all of our non-critical capital expenditures planned for 2020;

•

we adopted temporary voluntary senior executive salary reductions while the majority of our resorts were closed, and our Chief Executive Officer’s voluntary 100% salary reduction remained in place through December 31, 2020;

•	we imposed temporary compensation cuts broadly throughout our corporate workforce and canceled all non-essential corporate travel and spending; and

•

we have temporarily suspended repurchases of our Ordinary Shares under our share repurchase program until we have more visibility into the longer-term impact of COVID-19 and economic conditions improve.

In addition, we reduced the size of our Board of Directors in 2020 to align with the Company’s size and needs, and such reduction has reduced, and will continue to reduce, our expenses.

As of December 31, 2020, we estimate on a preliminary basis that the Company had approximately $143.7 million in cash and cash equivalents, excluding $25.9 million of restricted cash and net proceeds of approximately $32 million that we expect to receive from the pending sale of the Dreams Puerto Aventuras, as described below. The following is a reconciliation of our cash and cash equivalents from April 30, 2020 through June 30, 2020, from June 30, 2020 through September 30, 2020, and from September 30, 2020 through December 31, 2020:

Cash and Cash Equivalents

($ in millions)

April 30 Balance	$58.9

Plus: Sale of Jewel Dunn’s River Beach Resort & Spa and the Jewel Runaway Bay Beach Resort & Waterpark	58.2
Less: May Cash Burn (1)	(23.0)
Less: June Cash Burn (2)	(18.3)
Plus: DK Capital Raise	224.0
Less: Fees & Expenses (3)	(13.5)
Less: Restricted Cash Reserve (4)	(27.9)
Less: Hyatt Ziva and Hyatt Zilara Cap Cana Capital Expenditures (5)	(6.7)
Less: Other (6)	(0.7)

June 30 Balance	$251.0

(1)	Includes $6.0 million in insurance payments, including a one-time $4.5 million payment on an insurance premium installment plan.
(2)	Includes $1.5 million monthly insurance payment.
(3)	Represents original issue discount, arranger fees, legal fees, recording and notary fees related to capital raise.
(4)

As of June 30th, represents 12-months debt service and cash operating expenses for Hilton Rose Hall Resort & Spa and Hyatt Ziva and Hyatt Zilara Cap Cana, which will be released to Playa upon meeting a debt service coverage ratio threshold equivalent to 1.5 times the net operating income of the resorts for two consecutive quarters.

(5)	Represents acceleration of remaining payments.
(6)	Cash receipts, less other expenses, accounts receivable/accounts payable timing.

June 30 Balance	$251.0

Less: July Cash Burn	(18.0)
Less: August Cash Burn	(15.4)
Less: September Cash Burn (1)	(16.2)
Less: Hyatt Ziva and Hyatt Zilara Cap Cana Capital Expenditures	(2.4)
Less: Hilton Conversions Capital Expenditures	(4.5)
Less: Maintenance/non-deferred Capital Expenditures (2)	(2.2)
Plus: Business Interruption Insurance Proceeds	3.2

September 30 Balance	$195.5

(1)	Includes $2.5 million principal payment on term loan.
(2)	Includes $0.4 million of COVID-19 related capital expenses.

September 30 Balance	$195.5

Less: October Cash Burn	(16.8)
Less: November Cash Burn	(14.3)
Less: Preliminary December Cash Burn (1)(2)(3)	(14.5)
Less: Hyatt Ziva and Zilara Cap Cana & Hilton Conversions Capital Expenditures	(4.5)
Less: Maintenance/non-deferred Capital Expenditures	(1.8)

Preliminary December 31 Cash Balance (estimated)	$143.7

(1)	Given the timing of payments and collections around year end, we expect December cash burn to be in the range of $13–16 million. The amount included in the table is the midpoint of this range.
(2)	Includes $2.5 million principal payment on term loan.
(3)	Includes $1.5 million contractual Christmas bonus payments made to employees at our properties.

Long-term liquidity needs may include property developments, expansions, renovations, repositioning and rebranding projects, potential acquisitions and the repayment of indebtedness. As of November 30, 2020, our total debt obligations were $1,269.9 million (which represents the principal amounts outstanding under our Revolving Credit Facility, Term Loans, Property Loan and Financing lease obligations, excluding $5.7 million of issuance discounts on our Term Loan and Property Loan and $10.7 million of unamortized debt issuance costs). We expect to meet our long-term liquidity requirements generally through the sources available for short-term needs, as well as equity or debt issuances or proceeds from the potential sale of non-core resorts.

We cannot predict when the effects of the pandemic will subside, and thus we cannot predict whether our resorts will be permitted to remain open or when our business will return to normalized or even to break-even levels. There also can be no guarantee that when the effects of the pandemic subside that there will not be continuing resurgences of the virus or that the demand for lodging, and consumer confidence in travel generally, will recover as quickly or as fully as other industries. The longer and more severe the pandemic, and actual or even the possibility of repeat or cyclical outbreaks of the virus, the greater the material adverse effect the pandemic will have on our business, results of operations, liquidity, financial condition and prospects, access to equity and credit markets and ability to service our indebtedness. Please see “Risk Factors” for more information.

Property Dispositions

On November 4, 2020, we announced that we had entered into a binding agreement with a third party to sell the Dreams Puerto Aventuras for a total consideration of approximately $34.5 million in cash, which would result in net proceeds to us of approximately $32 million, after tax. Although we expect the transaction to close in the first quarter of 2021, the sale of the resort is subject to customary closing conditions and we offer no assurances that the disposition will be completed on the terms or timeframe contemplated above or at all. We continue to pursue the potential sale of certain additional non-core resorts.

Management Agreements

In November 2020 we agreed with the third-party property manager to terminate the management agreement for the Capri Resort. The resort is currently closed. We also agreed with the third-party property manager to extend the term of the management agreement for Dreams Palm Beach to February 2025.

Recent Capital Markets and Financing Activity

In November 2020 we completed a registered underwritten secondary offering of our Ordinary Shares pursuant to which certain funds affiliated with Farallon Capital Management, L.L.C. sold 15,612,063 Ordinary Shares.

In December 2020 we solicited indications of interest from certain institutional investors, all of whom were “accredited investors,” as such term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), regarding a potential private placement of $200 million of our Ordinary Shares. After considering these indications of interest we decided not to pursue a private placement. We notified the relevant parties of this decision on December 21, 2020 and terminated all related offering activity. This prospectus supplement and the accompanying prospectuses supersede any offering materials used in the private offering.

We are in discussions with the lenders on our Revolving Credit Facility to extend the maturity of our Revolving Credit Facility beyond April 2022 and amend other terms. We cannot provide any assurance that we will reach an agreement with our lenders to extend or amend the Revolving Credit Facility.

Experienced Leadership with a Proven Track Record

Our senior management team has significant experience in the lodging industry, including operating all-inclusive resorts.

•

Bruce Wardinski, our Chief Executive Officer, has over 30 years of experience in the hospitality industry, founded our predecessor and previously was the Chief Executive Officer of two lodging companies: Barceló Crestline Corporation, an independent hotel owner, lessee and manager; and Crestline Capital Corporation, a New York Stock Exchange (“NYSE”) listed hotel owner, lessee and manager. Mr.

Wardinski was also the non-executive chairman of the board of directors of Highland Hospitality Corporation, an NYSE-listed owner of upscale full-service, premium limited-service and extended-stay properties. Mr. Wardinski held other leadership roles within the industry, including Senior Vice President and Treasurer of Host Marriott Corporation (now Host Hotels and Resorts (NYSE: HST)) and various roles with Marriott International, Inc.

•

Greg Maliassas, our Chief Operating Officer, has over 20 years of experience in the hospitality and lodging industry. Prior to joining Playa, Mr. Maliassas served as Senior Vice President Operations for the luxury brands of Accor Hotels in Central & Eastern Europe, Benelux and Switzerland, overseeing a portfolio of over 45 Hotels.

•

Kevin Froemming, our Chief Commercial Officer, has over 23 years of experience in the hospitality industry and spent 10 years as the sales and marketing leader of Sandals Resorts International, leading the growth of its two well-known all-inclusive brands, Sandals and Beaches.

•

Ryan Hymel, our Chief Financial Officer, has over 18 years of experience working within the hospitality sector. He previously served as Senior Vice President and Treasurer of Playa and has worked at Barceló Crestline Corporation and Crestline Capital Corporation, two hotel and resort owners and operators.

•

Tracy Colden, our Executive Vice President and General Counsel, has over 30 years of experience in the hospitality and lodging industry. She previously served as a principal in the Law Offices of Tracy M. J. Colden, as Executive Vice President and General Counsel for Highland Hospitality Corporation, a lodging and hospitality REIT, and as Executive Vice President and General Counsel of Crestline Capital Corporation. Ms. Colden was also an Assistant General Counsel at Host Marriott Corporation (now Host Hotels & Resorts, Inc.) from 1996 to 1998.

Our Portfolio

The following table presents an overview of our resorts. The table below is organized by our four geographic business segments: the Yucatán Peninsula, the Pacific Coast, the Dominican Republic and Jamaica.

Name of Resort	Location	Brand and Type	Operator	Year Built; Significant Renovations	Rooms
Owned Resorts
Yucatán Peninsula
Hyatt Ziva Cancún	Cancún, Mexico	Hyatt Ziva (all ages)	Playa	1975; 1980; 1986; 2002; 2015	547
Hyatt Zilara Cancún	Cancún, Mexico	Hyatt Zilara (adults-only)	Playa	2006; 2009; 2013; 2017	310
Panama Jack Resorts Cancún	Cancún, Mexico	Panama Jack (all ages)	Playa	1985; 2009; 2017	458
Hilton Playa del Carmen All-Inclusive Resort (1)	Playa del Carmen, Mexico	Hilton (adults-only)	Playa	2002; 2009; 2019	524
Panama Jack Resorts Playa del Carmen	Playa del Carmen, Mexico	Panama Jack (all ages)	Playa	1996; 2006; 2012; 2017	287
Capri Hotel(2)	Riviera Maya, Mexico	Playa (adults-only)	Playa	2003	291
Dreams Puerto Aventuras (3)	Riviera Maya, Mexico	Dreams (all ages)	AMResorts	1991; 2009	305
Pacific Coast
Hyatt Ziva Los Cabos	Cabo San Lucas, Mexico	Hyatt Ziva (all ages)	Playa	2007; 2009; 2015	591
Hyatt Ziva Puerto Vallarta	Puerto Vallarta, Mexico	Hyatt Ziva (all ages)	Playa	1969; 1990; 2002; 2009; 2014; 2017	335
Dominican Republic
Hilton La Romana All-Inclusive Resort (4)	La Romana, Dominican Republic	Hilton (adults-only)	Playa (4)	1997; 2008; 2019	356

Hilton La Romana All-Inclusive Resort (4)	La Romana, Dominican Republic	Hilton (all ages)	Playa (4)	1997; 2008; 2019	418
Dreams Palm Beach	Punta Cana, Dominican Republic	Dreams (all ages)	AMResorts	1994; 2008	500
Dreams Punta Cana	Punta Cana, Dominican Republic	Dreams (all ages)	AMResorts	2004	620
Hyatt Ziva Cap Cana	Cap Cana, Dominican Republic	Hyatt Ziva (all ages)	Playa	2019	375
Hyatt Zilara Cap Cana	Cap Cana, Dominican Republic	Hyatt Zilara (adults-only)	Playa	2019	375
Jamaica
Hyatt Ziva Rose Hall	Montego Bay, Jamaica	Hyatt Ziva (all ages)	Playa	2000; 2014; 2017	276
Hyatt Zilara Rose Hall	Montego Bay, Jamaica	Hyatt Zilara (adults-only)	Playa	2000; 2014; 2017	344
Hilton Rose Hall Resort & Spa	Montego Bay, Jamaica	Hilton (all ages)	Playa	1974; 2008; 2017	495
Jewel Paradise Cove Beach Resort & Spa	Runaway Bay, Jamaica	Jewel (adults-only)	Playa	2013	225
Jewel Grande Montego Bay Resort & Spa (5)	Montego Bay, Jamaica	Jewel (all ages)	Playa	2016; 2017	88

Total Rooms Owned					7,720
Playa Managed Resorts for Third Parties
Sanctuary Cap Cana (6)	Punta Cana, Dominican Republic	Sanctuary (adults-only)	Playa	2008; 2015; 2018	323
Jewel Grande Montego Bay Resort & Spa (5)	Montego Bay, Jamaica	Jewel (condo-hotel)	Playa	2016; 2017	129

Total Rooms Operated					452

Total Rooms Owned and Operated					8,172

(1)	Effective November 20, 2018, this resort was rebranded into Hilton all-inclusive resort. Renovations were completed in 2019.
(2)	This resort is temporarily closed.
(3)

On November 4, 2020, we announced that we had entered into a binding agreement with a third party to sell the Dreams Puerto Aventuras for a total consideration of approximately $34.5 million in cash. The sale of the resort is expected to close in the first quarter of 2021, but is subject to customary closing conditions. The Company offers no assurances that the disposition will be completed on the terms or the time frame contemplated above or at all.

(4)	Pursuant to an agreement with Hilton, we rebranded these resorts as Hilton all-inclusive resorts in November 2018. The resorts are still owned and operated by Playa.
(5)

We acquired an 88-unit tower and spa as part of the business combination with Sagicor. Additionally, we manage the majority of the units within the remaining two condo-hotel towers owned by Sagicor that comprise the Jewel Grande Montego Bay Resort & Spa.

(6)	Owned by a third party.

Investment Risks

Investing in our Ordinary Shares involves substantial risks and the purchasers of our Ordinary Shares may lose their entire investment. See “Risk Factors” beginning on page S-12 and the risk factors and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectuses for a discussion of risk factors you should carefully consider before deciding to invest in our Ordinary Shares.

Company Information

Our registered office in the Netherlands is located at Prins Bernhardplein 200, 1097 JB Amsterdam. Our telephone number at that address is +31 20 571 12 02. We maintain a website at www.playaresorts.com, which includes additional contact information. However, the information on our website is not incorporated by reference into, and does not constitute a part of, this prospectus supplement, the accompanying prospectuses or the respective registration statements of which this prospectus supplement and the accompanying prospectuses are a part.

The Offering

Issuer	Playa Hotels & Resorts N.V.

Ordinary Shares offered by us	25,000,000 Ordinary Shares (plus up to an additional 3,750,000 Ordinary Shares if the underwriters exercise in full their option to purchase additional shares from us).

Ordinary Shares offered by the Selling Shareholder	10,000,000 Ordinary Shares (plus up to an additional 1,499,000 Ordinary Shares if the underwriters exercise in full their option to purchase additional shares from the Selling Shareholder).

Ordinary Shares to be outstanding after the offering	160,288,783 Ordinary Shares (assuming underwriters do not exercise their option to purchase additional shares from us).

Use of proceeds	We intend to use the net proceeds from the sale of the Ordinary Shares offered by us in this offering to repay the amount outstanding under our Revolving Credit Facility and for general corporate purposes. We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholder.

Conflicts of Interest	Certain of the underwriters of this offering or their respective affiliates are lenders under our Revolving Credit Facility. As described above, we intend to use a portion of the net proceeds to us from this offering to repay the amount outstanding under our Revolving Credit Facility. As a result, such underwriters or their respective affiliates will receive their proportionate shares of the net proceeds to us from this offering used to repay the amount outstanding under the Revolving Credit Facility. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Listing	Our Ordinary Shares are traded on the Nasdaq Global Select Market under the symbol “PLYA.”

In this prospectus supplement, unless otherwise indicated, the number of shares of Ordinary Shares outstanding and the other information based thereon does not reflect 4,431,295 restricted Ordinary Shares granted pursuant to our 2017 Omnibus Incentive Plan (which have voting rights but are restricted from being transferred until their vesting dates), 4,833,991 remaining Ordinary Shares reserved for issuance under the 2017 Omnibus Incentive Plan and the issuance of up to 2,987,770 Ordinary Shares that may be issued upon the exercise of outstanding warrants, which become exercisable in the event that the price per share underlying the warrants on the Nasdaq Global Select Market is greater than $13.00 for a period of more than 20 days out of 30 consecutive trading days prior to March 12, 2022.

RISK FACTORS

Investing in our Ordinary Shares involves substantial risks and uncertainties. In addition to other information in this prospectus supplement, you should carefully consider the following risks, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, as well as the other information and data set forth in this prospectus supplement, the accompanying prospectuses and the documents incorporated by reference herein and therein before making an investment decision with respect to our Ordinary Shares. You should consider carefully and consult with your tax, legal and investment advisors with regard to the risks and uncertainties described below, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectuses, including our consolidated financial statements and the related notes, before deciding to purchase our Ordinary Shares. Any of the following risks could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects. The market price of our Ordinary Shares could decline due to any of these risks, and you may lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, liquidity, results of operations and prospects. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Business

The effects of the ongoing COVID-19 pandemic are having a significant material adverse effect on our business, financial condition, liquidity, results of operations and prospects, and if the pandemic is long-lasting these effects will become increasingly severe.

The outbreak of the coronavirus (COVID-19) pandemic has led governments and other authorities around the world to impose measures intended to control its spread, including restrictions on freedom of movement and business operations such as travel bans, border closings, business closures, quarantines and shelter-in-place orders. As a result, the pandemic has significantly disrupted global travel, and has adversely impacted global commercial activity across the travel, lodging and hospitality industries. The COVID-19 pandemic has had, and is expected to continue to have, significant adverse impacts on economic and market conditions and has resulted in a global economic contraction.

The effects of the COVID-19 pandemic on the lodging industry are unprecedented with global demand for lodging drastically reduced and occupancy levels reaching historic lows. Due to the rapid and broad spread of the virus and in response to related governmental restrictions and advisories, reductions in scheduled airline services and potential health risks to our employees and guests, we temporarily suspended operations at all of our resorts in late March 2020. Our resorts began reopening in July, in stages, based on incremental easing of government restrictions and advisories and increases in scheduled commercial airline service. As a result of the suspension of operations at all of our resorts, we had no revenues from resort operations in the second quarter of 2020. As of December 31, 2020, all but one of our resorts have reopened. However, we have experienced severely reduced occupancy at the reopened resorts due to the effects of the pandemic. We cannot predict when the effects of the pandemic will subside, how long there will be continuing resurgences of the virus or the effectiveness of vaccines and speed of vaccine distribution, and thus we cannot predict whether our resorts will be permitted to remain open or when our business will return to normalized or even break-even levels. The longer and more severe the pandemic, and actual or even the possibility of repeat or cyclical outbreaks of the COVID-19 virus, the greater the material adverse effect will be on our business, financial condition, liquidity, results of operations, prospects, access to equity and credit markets and ability to service our indebtedness.

There also can be no guarantee that when the effects of the pandemic subside the demand for lodging, and consumer confidence in travel generally, will recover as quickly and fully as other industries. Additionally, the effects of the pandemic have had, and we expect will continue to have, a material adverse effect on our ability to consummate acquisitions and dispositions of resorts and our ability to timely resume non-critical capital expenditures and other projects.

Additional risks to our business relating to the COVID-19 pandemic include the following:

•

We have substantial debt outstanding currently, and our ongoing ability to service our significant financial obligations depends on our ability to generate significant cash flow from operations. Our cash flow from operations has been materially reduced as a result of the temporary suspension of operations and reduced occupancy at our resorts and will continue to be materially reduced for as long as opened resorts are operating at well-below historical levels or if one or more of our resorts are closed again in the future. We cannot assure you that our business will generate cash flow from operations, that future borrowings will be available to us or permitted under our Revolving Credit Facility or otherwise, or that we will be able to complete any necessary financings or refinancings, in amounts sufficient to enable us to pay our debts and other obligations and fund our other liquidity needs;

•

The agreements which govern our various debt obligations impose restrictions on our business, including certain covenants under our Revolving Credit Facility which currently prevent additional draws on the facility, limit/prohibit us from incurring additional indebtedness and may materially impact our liquidity and financial condition and could require us to seek to meet capital needs through asset sales or dilutive equity sales;

•	Adverse changes in our credit and any ratings could have an adverse impact on our interest expense;

•

Commercial airline service has been reduced or suspended to many of the regions in which our resorts are located. If scheduled airline service does not increase or return to normal levels, it could have a material adverse effect on our resort revenues;

•

Safety protocols established by certain jurisdictions in which our resorts are located, for example, Jamaica, have made travel to our resorts in those jurisdictions more challenging and less attractive, adversely affecting demand at those resorts;

•

The economic fallout from the effects of the pandemic on the regions in which our resorts are located could result in increases in crime, theft, vandalism and other safety and health concerns in these areas that could directly impact our resorts or could result in the perception of such risks among prospective guests, which could lead to decreased future demand for our resorts;

•	We have been and may continue to be required to recognize significant non-cash impairment charges as a result of material reductions in our cash flow from operations;

•

We may be subject to increased risks related to employee matters, including increased employment litigation and claims for severance or other benefits tied to terminations or furloughs as a result of the suspension of operations at our resorts prompted by the effects of the pandemic;

•	We have incurred and will continue to incur additional costs related to sanitation and hygiene requirements, social distancing and other mitigation measures;

•	Steps to reduce costs may negatively impact our reputation and guest loyalty, and future demand at our resorts may suffer as a result;

•	We may experience disruptions as a result of corporate employees working remotely, including risk of cybersecurity incidents and disruptions to internal control procedures; and

•

In order to raise additional capital to fund our operations and service our indebtedness, we have sold assets and issued equity securities and we may need to sell further assets or issue additional equity securities in the future at prices that are below the value of those assets or that may be dilutive to existing shareholders and that may be below what we believe to be the intrinsic value of our Ordinary Shares.

Risks Related to this Offering

The per share trading price and trading volume of our Ordinary Shares may be volatile following this offering.

The per share trading price of our Ordinary Shares has been and may continue to be volatile. In addition, the trading volume in our Ordinary Shares may fluctuate and cause significant price variations to occur. If the per share trading price of our Ordinary Shares declines significantly, you may be unable to resell your shares at or above the public offering price. We cannot assure you that the per share trading price of our Ordinary Shares will not fluctuate or decline significantly in the future.

Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our Ordinary Shares include:

•	the realization of any of the risk factors presented in this prospectus supplement and in our SEC filings;

•	actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, Adjusted EBITDA, results of operations, level of indebtedness, liquidity or financial condition;

•	inability to raise capital in sufficient amounts when needed on attractive terms or at all;

•	additions and departures of key personnel;

•	failure to comply with the requirements of the Nasdaq Global Select Market;

•	failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

•	future issuances, sales or resales, or anticipated issuances, sales or resales, of our Ordinary Shares;

•	publication of research reports about us, our resorts, the all-inclusive segment of the lodging industry or the lodging industry generally;

•	the performance and market valuations of other similar companies;

•	broad disruptions in the financial markets, including sudden disruptions in the equity or credit markets;

•	speculation in the press or investment community;

•	actual, potential or perceived control, accounting or reporting problems;

•	changes in accounting principles, policies and guidelines;

•	general economic and financial market conditions; and

•	persistence or expansion of the COVID-19 pandemic and its impact on the lodging industry.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their shares. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on us.

Future issuances of debt securities and equity securities may adversely affect us, including the market price of our Ordinary Shares and may be dilutive to existing shareholders.

Given the current materially adverse effects of the COVID-19 pandemic on our business, results of operations, financial condition and liquidity, we may in the future explore options to raise capital to fund our operations and service our indebtedness, including equity capital through a private placement or public offering. We have issued equity securities recently and in order to address liquidity issues related to the COVID-19 pandemic may be required to issue additional equity securities in the future at prices that may be dilutive to existing shareholders and that may be below what we believe to be the intrinsic value of our Ordinary Shares.

In the future, we may also incur debt or issue equity ranking senior to our Ordinary Shares. Those securities will generally have priority upon liquidation and, to the extent applicable, distributions. Such securities also may be governed by an indenture or other instrument containing covenants restricting our operating or financial flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Ordinary Shares. Because our decision to issue debt or equity in the future will depend on market conditions and other factors that may be beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. As a result, future capital raising efforts may reduce the trading price of our Ordinary Shares or make it more volatile and may be dilutive to existing shareholders.

Dividends distributed by us, if any, on the Ordinary Shares to certain related parties in low-taxed jurisdictions might in the future become subject to an additional Dutch withholding tax on dividends.

We have not paid a dividend to our ordinary shareholders in the past, and we may not pay dividends in the future, especially under current conditions, but if we ever do, then under current law, dividends paid on the Ordinary Shares are in principle subject to Dutch dividend withholding tax at a rate of 15% under the Dutch Dividend Withholding Tax Act (Wet op de dividendbelasting 1965), unless a domestic or treaty exemption applies. In a letter to the Dutch parliament dated May 29, 2020, the Dutch State Secretary of Finance announced that the government intends to introduce an additional withholding tax on dividends paid (i) to group entities in jurisdictions that have a corporate income tax rate below 9%, (ii) to group entities in jurisdictions that are included on the EU’s blacklist of non-cooperative jurisdictions or (iii) in certain abusive situations, effective January 1, 2024. On September 25, 2020, the Dutch government launched an internet consultation to provide interested parties the opportunity to respond to the draft legislative proposal to introduce the conditional withholding tax on dividends. Pursuant to the proposal published for consultation purposes, the conditional withholding tax on dividend payments will be implemented in the form of an amendment to the recently passed conditional withholding tax on interest and royalty payments pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021), which act will become effective January 1, 2021. The proposal published for consultation purposes stipulates that the rate will be equal to the highest Dutch corporate income tax rate (currently 25%) at the time of the dividend payment. At the same time, the current Dutch dividend withholding tax regime is anticipated to remain in place. However, if the dividend withholding tax and the conditional withholding tax on dividends cumulate, the proposal published for consultation purposes stipulates that the conditional withholding tax will be reduced by the dividend withholding tax levied. As a result, if a shareholder being a related entity (A) is established or has a permanent establishment in a jurisdiction that has a corporate tax rate below 9% or in a jurisdiction included on the EU’s blacklist of non-cooperative jurisdictions, (B) is a hybrid entity or a reverse hybrid entity or (C) is interposed to avoid tax otherwise due by another entity, the tax rate on dividends distributed by us may rise in the future from 15% to the highest corporate tax rate (currently 25%). For these purposes, an entity is considered a related entity if (i) such entity has a Qualifying Interest (as defined below) in us or (ii) a third party has a Qualifying Interest in both such entity and us. The term “Qualifying Interest” means a directly or indirectly held interest – either individually or jointly as part of a collaborating group (samenwerkende groep) – that enables the holder of such interest to exercise a decisive influence on the decisions that can determine the activities of the entity in which the interest is held. An interest of more than 50% is in any event considered a Qualifying Interest. The internet consultation closed on October 23, 2020. After the internet consultation, the Dutch government aims to prepare the final legislative proposal in early 2021.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made in this prospectus supplement constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect our current views with respect to, among other things, our capital resources, portfolio performance, results of operations, liquidity and financial condition. Likewise, our consolidated financial statements and all of our statements regarding anticipated growth in its operations, anticipated market conditions, demographics and results of operations are forward-looking statements. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases.

The forward-looking statements contained in this prospectus supplement reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ significantly from those expressed in any forward-looking statement. Currently, some of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements are the adverse effects of the current COVID-19 pandemic on our financial condition, liquidity, results of operations and prospects, reductions in service by the airlines that service the locations where we own resorts, the short and longer-term demand for travel, the global economy and the local economies where we own resorts, and the financial markets. As a result of the COVID-19 pandemic, we temporarily suspended operations at all of our resorts from March 2020 until July 2020, and reopened all but one of them throughout the rest of 2020. The extent to which the COVID-19 pandemic will impact us and consumer behavior will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, continuing resurgences of the pandemic, government actions taken to contain the pandemic or mitigate its impact, the speed, effectiveness and distribution of vaccines and treatment therapies, and the direct and indirect economic effects of the pandemic and containment measures, including the magnitude of its impact on unemployment rates and consumer discretionary spending, among others. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	general economic uncertainty and the effect of general economic conditions on the lodging industry in particular;

•	the popularity of the all-inclusive resort model, particularly in the luxury segment of the resort market;

•	changes in economic, social or political conditions in the regions we operate, including changes in perception of public-safety and changes in the supply of rooms from competing resorts;

•	the success and continuation of our relationships with Hyatt and Hilton;

•	the volatility of currency exchange rates;

•	the success of our branding or rebranding initiatives with our current portfolio and resorts that may be acquired in the future;

•	our failure to successfully complete acquisition, expansion, repair and renovation projects in the timeframes and at the costs and returns anticipated;

•	changes we may make in timing and scope of our development and renovation projects;

•	significant increases in construction and development costs;

•	significant increases in utilities costs;

•	our ability to obtain and maintain financing arrangements on attractive terms or at all;

•	our ability to obtain and maintain ample liquidity to fund operations and service debt;

•	the impact of and changes in governmental regulations or the enforcement thereof, tax laws and rates, accounting guidance and similar matters in regions in which we operate;

•

the ability of our guests to reach our resorts given government mandated travel restrictions, as well as the demand for our resorts resulting from government mandated safety protocols and health concerns;

•	the effectiveness of our internal controls and our corporate policies and procedures;

•	changes in personnel and availability of qualified personnel;

•	environmental uncertainties and risks related to adverse weather conditions and natural disasters;

•	outbreak of widespread contagious diseases other than COVID-19;

•	dependence on third parties to provide Internet, telecommunications and network connectivity to our data centers;

•	the volatility of the market price and liquidity of our Ordinary Shares and other of our securities; and

•	the increasingly competitive environment in which we operate.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this prospectus supplement, except as required by applicable law. For a further discussion of these and other factors that could cause our future results, performance or transactions to differ significantly from those expressed in any forward-looking statement, please see the sections entitled “Risk Factors” of this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

You should read this prospectus supplement, the accompanying prospectuses and the documents incorporated by reference, as well as the documents that we have filed as exhibits to the respective registration statements, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of 25,000,000 Ordinary Shares offered by us in this offering, after deducting the underwriting discount and other estimated offering expenses payable by us, will be approximately $                million, or approximately $                million if the underwriters exercise their option to purchase additional shares from us in full. We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholder.

We intend to use the net proceeds from the sale of the Ordinary Shares offered by us in this offering to repay the amount outstanding under our Revolving Credit Facility and for general corporate purposes. At December 31, 2020, we had $85 million of borrowings outstanding under our Revolving Credit Facility. Borrowings under our Revolving Credit Facility currently have an initial maturity date of April 27, 2022 but may be extended by the Company for up to one year under certain conditions. Borrowings under our Revolving Credit Facility bear interest at one-month LIBOR plus 3.00%.

We are in discussions with the lenders on our Revolving Credit Facility to extend the maturity of our Revolving Credit Facility beyond April 2022 and amend other terms. We cannot provide any assurance that we will reach an agreement with our lenders to extend or amend the Revolving Credit Facility.

Certain of the underwriters of this offering or their respective affiliates are lenders under our Revolving Credit Facility. As described above, we intend to use a portion of the net proceeds to us from this offering to repay the amount outstanding under our Revolving Credit Facility. As a result, such underwriters or their respective affiliates will receive their proportionate shares of the net proceeds to us from this offering used to repay the amount outstanding under the Revolving Credit Facility. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

SELLING SHAREHOLDER

The following table and accompanying footnotes set forth information regarding the beneficial ownership of our Ordinary Shares by the Selling Shareholder as of December 31, 2020, before and after giving effect to this offering (assuming the underwriters do not exercise their right to purchase additional Ordinary Shares). As of January 4, 2021, there were 135,288,783 Ordinary Shares outstanding and 4,431,295 restricted shares granted pursuant to our 2017 Omnibus Incentive Plan. The restricted shares contain voting rights but are restricted from being transferred until their vesting dates.

For further information regarding material relationships and transactions between us and the Selling Shareholder, see the “Corporate Governance and Board Matters” section of our definitive proxy statement on Schedule 14A that was filed with the SEC on June 1, 2020, and is incorporated by reference in this prospectus supplement.

Beneficial ownership is determined in accordance with the rules of the SEC.

	Ordinary Shares Beneficially Owned Prior to This Offering		Number of Ordinary Shares Offered Hereby	Ordinary Shares Beneficially Owned After This Offering
	Number	Percentage		Number	Percentage
Selling Shareholder:
Jamziv Mobay Jamaica Portfolio Limited (1)	20,000,000	14.3%	10,000,000	10,000,000	6.1	%(2)

(1)

Jamziv Mobay Jamaica Portfolio Limited, a company incorporated under the laws of Jamaica, is owned by JCSD Trustee Services Limited and Sagicor Real Estate X Fund Limited, which are both subsidiaries of Sagicor Financial Company Ltd. (“SFC”), an exempted company continued under the laws of Bermuda. SFC beneficially owns all of the Ordinary Shares owned by Jamziv Mobay Jamaica Portfolio Limited and an additional 1,500,000 Ordinary Shares. Jamziv Mobay Jamaica Portfolio Limited intends to assign approximately 8.5 million of its Ordinary Shares to SFC at or around the closing of this offering. The address of Jamziv Mobay Jamaica Portfolio Limited is 28-48 Barbados Avenue, Kingston 5, Jamaica.

(2)

Represents the number of Ordinary Shares that will be owned by the Selling Shareholder after completion of this offering based on the assumption that all of the shares offered for sale in this offering will be sold (and assuming the underwriters do not exercise their right to purchase additional Ordinary Shares).

MATERIAL TAX CONSIDERATIONS

Tax Warning

Potential investors and sellers of Ordinary Shares should be aware that they may be required to pay stamp taxes or other documentary taxes or fiscal duties or charges in accordance with the laws and practices of the country where the Ordinary Shares are transferred or other jurisdictions. In addition, dividends distributed on the Ordinary Shares, or profits realized in respect of the Ordinary Shares, may be subject to taxation, including withholding taxes, in the jurisdiction of the Company, in the jurisdiction of the holder of Ordinary Shares, or in other jurisdictions in which the holder of Ordinary Shares is required to pay taxes. Any such tax consequences may have an impact on the income received from the Ordinary Shares.

Prospective investors should carefully consider the tax consequences of investing in the Ordinary Shares and consult their own tax adviser about their own tax situation. Finally, potential investors should be aware that tax regulations and their application by the relevant taxation authorities change from time to time, with or without retroactive effect. Accordingly, it is not possible to predict the precise tax treatment which will apply at any given time.

Material U.S. Federal Income Tax Consequences

General

The following description summarizes the material U.S. federal income tax consequences to U.S. holders (as defined below) of the ownership and disposition of the Ordinary Shares. This description assumes that holders hold the Ordinary Shares as capital assets within the meaning of Section 1221 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This description does not address all of the tax consequences that might be relevant to a holder’s particular circumstances or to holders that may be subject to special tax rules, such as banks or other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax exempt organizations, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons who hold Ordinary Shares as part of a “straddle,” hedging transaction, conversion transaction, or other similar integrated transaction for U.S. federal income tax purposes, holders that own directly, indirectly, or by attribution, 10% or more, by vote or value, of our outstanding shares or holders that have a functional currency other than the U.S. dollar.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds Ordinary Shares, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the nature of the activities of the partnership. A holder that is a partnership, and the partners in such partnerships, should consult its tax advisors regarding the ownership and disposition of Ordinary Shares.

This description does not address the tax consequences arising under the laws of any foreign, state, or local tax jurisdiction. Moreover, except to the extent specifically set forth below, this description does not address the U.S. federal estate and gift tax, or alternative minimum tax, or other non-income tax consequences of the ownership and disposition of Ordinary Shares.

This description is based on the Code, existing and proposed Treasury Regulations promulgated thereunder, judicial decisions, published positions of the U.S. Internal Revenue Service (the “IRS”), and other applicable authorities, each as in effect on the date hereof. These authorities are subject to change, possibly with retroactive effect, or differing interpretations by the IRS or a court, which could affect the tax consequences described herein. We have not obtained, and have no plans to request, a ruling from the IRS with respect to any of the U.S. federal income tax consequences described below, and as a result, there can be no assurance that the IRS or the courts will agree with any of the conclusions stated in this description.

This description is for general information only and is not tax advice. It is not intended to constitute a complete description of all tax consequences for the ownership and disposition of our Ordinary Shares. You are urged to consult with your tax advisor regarding the U.S. federal income tax consequences of the ownership and disposition of such Ordinary Shares, applicable in your particular situation, as well as any consequences under the federal estate or gift tax, the federal alternative minimum tax, or under the tax laws of any state, local, foreign, or other taxing jurisdiction.

Tax Consequences to U.S. Holders

Subject to the limitations stated above, the following description addresses certain material U.S. federal income tax consequences of the ownership and disposition of our Ordinary Shares, that are expected to apply if you are a U.S. holder of our Ordinary Shares. For this purpose, you are a “U.S. holder” if you are:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any State thereof, including the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Ownership and Disposition of Ordinary Shares

Dividends. We do not anticipate paying dividends on our Ordinary Shares. Subject to the PFIC (as defined below) rules discussed below, distributions of cash or property that we pay on our Ordinary Shares will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in your gross income as ordinary dividend income when actually or constructively received by you. Distributions in excess of our current and accumulated earnings and profits will be treated first as a tax-free return of capital to the extent of your tax basis in our Ordinary Shares, and thereafter will be treated as capital gain from the sale or exchange of the Ordinary Shares. If you are a non-corporate U.S. holder, dividends you receive with respect to our Ordinary Shares are eligible for U.S. federal income taxation at the rates generally applicable to long-term capital gains for individuals, provided that we are not a PFIC as to you and you satisfy applicable holding period and other requirements. If you are a corporate U.S. holder, dividends you receive with respect to our Ordinary Shares will be taxable at regular rates and will not be eligible for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. holder’s individual facts and circumstances, a U.S. holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any Dutch withholding taxes imposed on dividends received on our Ordinary Shares. A U.S. holder who does not elect to claim a foreign tax credit for Dutch tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. holder elects to do so for all creditable foreign income taxes.

The rules governing the foreign tax credit are complex and the outcome of their application depends in large part on the U.S. holder’s individual facts and circumstances. Accordingly, U.S. holders are urged to consult their tax advisors regarding availability of the foreign tax credit under their particular circumstances.

Sale or Exchange. Subject to the PFIC discussion below, upon a sale or other taxable disposition of our Ordinary Shares, you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property you receive on the disposition and (ii) your adjusted tax basis for the Ordinary Shares. The capital gain or loss will be long-term capital gain or loss if you held the Ordinary Shares for more than one year. The deductibility of capital losses is subject to limitations.

Tax on Net Investment Income

A 3.8% Medicare contribution tax will generally apply to all or some portion of the net investment income of a U.S. holder who is an individual with adjusted gross income that exceeds a threshold amount. In the case of individuals, a 3.8% tax is imposed for each taxable year on the lesser of (a) net investment income for the year or (b) the modified adjusted gross income for such year in excess of a threshold amount (between $125,000 and $250,000, depending on the U.S. holder’s circumstances). For these purposes, dividends received with respect to our Ordinary Shares, and gains or losses realized from the taxable disposition of our Ordinary Shares, will generally be taken into account in computing your net investment income.

Information Reporting and Backup Withholding

In general, dividends you receive with respect to our Ordinary Shares, and amounts you receive with respect to a sale or other disposition of our Ordinary Shares, are reported to the IRS and to you, unless you are an exempt payee and the payment is not subject to backup withholding. Such dividends and other amounts may be subject to backup withholding (at a rate of 24%), and subject to related information reporting with respect to otherwise exempt payees, unless you provide to us (i) your correct taxpayer identification number and certification (on Form W-9) that you are not subject to backup withholding, or (ii) proof that you are an exempt payee. Any amounts withheld from a payment under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided you timely furnish the required information or returns to the IRS.

Tax Reporting

Individuals and certain domestic entities that are U.S. holders will be required to report information with respect to such U.S. holder’s investment in “specified foreign financial assets” on IRS Form 8938, subject to certain exceptions. Our Ordinary Shares constitute a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. U.S. holders are urged to consult with their tax advisors regarding the foreign financial asset reporting obligations and their application to our Ordinary Shares.

Passive Foreign Investment Company Rules

We do not expect to be a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes in 2021, and therefore believe that the Ordinary Shares should not be treated as stock of a PFIC, but this conclusion is a factual determination made annually and thus may be subject to change. In general, we will be a PFIC with respect to you if, for any taxable year in which you hold the Ordinary Shares, either (i) at least 75% of our gross income for the taxable year is passive income or (ii) at least 50% of the value, determined on the basis of a quarterly average, of our assets are attributable to assets that produce or are held for the production of passive income (including cash). If we were to be treated as a PFIC, gain realized on the sale or other disposition of Ordinary Shares would in general not be treated as capital gain. Instead, you would be treated as if you had realized such gain ratably over your holding period for the Ordinary Shares. Amounts allocated to the year of disposition and to years before we became a PFIC would be taxed as ordinary income and amounts allocated to each other taxable year would be taxed at the highest tax rate applicable to individuals or corporations, as appropriate, in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year. Further, to the extent that any distribution received by a United States holder on its Ordinary Shares exceeded 125% of the average of the annual distributions on the Ordinary Shares received during the preceding three years or the holder’s holding period, whichever is shorter, the distribution would be subject to taxation in the same manner as gain, described immediately above. With certain exceptions, your Ordinary Shares will be treated as stock in a PFIC if we were a PFIC at any time during your holding period for the Ordinary Shares. In addition, dividends that a United States holder receives from us would not constitute qualified dividend income to such holder if we were a PFIC (or were treated as a PFIC with respect to such holder) and would therefore be taxable as ordinary income.

Material Dutch Tax Consequences

General

The following description summarizes certain material Dutch tax consequences of the acquisition, ownership and disposition of the Ordinary Shares. This summary does not purport to describe all possible tax considerations or consequences that may be relevant to a holder or prospective holder of Ordinary Shares and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules. In view of its general nature, this general summary should be treated with corresponding caution.

This summary is based on the tax laws of the Netherlands, published regulations thereunder and published authoritative case law, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. Where the summary refers to “the Netherlands” or “Dutch” it refers only to the part of the Kingdom of the Netherlands located in Europe.

The discussion below is for general information purposes only and is not Dutch tax advice or a complete description of all Dutch tax consequences relating to the acquisition, ownership and disposition of the Ordinary Shares. Holders or prospective holders of Ordinary Shares should consult with their own tax advisors with regard to the Dutch tax consequences relating to the acquisition, ownership and disposition of the Ordinary Shares in their particular circumstances.

Please note that this summary does not describe the tax considerations for:

(i)

holders of Ordinary Shares if such holders, and in the case of individuals, such holder’s partner or certain of their relatives by blood or marriage in the direct line (including foster children), have a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in us under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally speaking, a holder of securities in a company is considered to hold a substantial interest in such company, if such holder alone or, in the case of individuals, together with such holder’s partner (as defined in the Dutch Income Tax Act 2021), directly or indirectly, holds (i) an interest of 5% or more of the total issued and outstanding capital of that company or of 5% or more of the issued and outstanding capital of a certain class of shares of that company; or (ii) rights to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights in that company that relate to 5% or more of the company’s annual profits and/or to 5% or more of the company’s liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in a company has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

(ii)

holders of Ordinary Shares if the Ordinary Shares held by such holders qualify or qualified as a participation (deelneming) for purposes of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). Generally, a taxpayer’s shareholding of 5% or more in a company’s nominal paid-up share capital qualifies as a participation. A holder may also have a participation if such holder does not have a 5% shareholding but a related entity (statutorily defined term) has a participation or if the company in which the shares are held is a related entity (statutorily defined term);

(iii)

holders of Ordinary Shares who are individuals for whom the Ordinary Shares or any benefit derived from the Ordinary Shares are a remuneration or deemed to be a remuneration for activities performed by such holders or certain individuals related to such holders (as defined in the Dutch Income Tax Act 2001); and

(iv)

pension funds, investment institutions (fiscale beleggingsinstellingen), exempt investment institutions (vrijgestelde beleggingsinstellingen) and other entities that are, in whole or in part, not subject to or exempt from corporate income tax in the Netherlands, as well as entities that are exempt from corporate income tax in their country of residence, such country of residence being another state of the EU, Norway, Liechtenstein, Iceland or any other state with which the Netherlands have agreed to exchange information in line with international standards.

Withholding Tax

Dividends distributed by us generally are subject to Dutch dividend withholding tax at a rate of 15%. Generally, we are responsible for the withholding of such dividend withholding tax at source; the Dutch dividend withholding tax is for the account of the holder of Ordinary Shares.

The expression “dividends distributed” includes, among other things:

•	distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital not recognized for Dutch dividend withholding tax purposes;

•

liquidation proceeds, proceeds of redemption of Ordinary Shares, or proceeds of the repurchase of Ordinary Shares by us or one of our subsidiaries or other affiliated entities to the extent such proceeds exceed the average paid-in capital of those Ordinary Shares as recognized for purposes of Dutch dividend withholding tax;

•

an amount equal to the par value of Ordinary Shares issued or an increase of the par value of Ordinary Shares, to the extent that it does not appear that a contribution, recognized for purposes of Dutch dividend withholding tax, has been made or will be made; and

•

partial repayment of the paid-in capital, recognized for purposes of Dutch dividend withholding tax, if and to the extent that we have net profits (zuivere winst), unless (a) the general meeting of shareholders has resolved in advance to make such repayment and (b) the par value of the Ordinary Shares concerned has been reduced by an equal amount by way of an amendment of our Articles of Association.

Individuals and corporate legal entities who are resident or deemed to be resident in the Netherlands for Dutch tax purposes (“Dutch Resident Individuals” and “Dutch Resident Entities” as the case may be) generally are entitled to an exemption of or a credit for any Dutch dividend withholding tax against their income tax or corporate income tax liability and to a refund of any residual Dutch dividend withholding tax. The same generally applies to holders of Ordinary Shares that are neither resident nor deemed to be resident of the Netherlands if the Ordinary Shares are attributable to a Dutch permanent establishment of such non-resident holder.

A holder of Ordinary Shares resident in a country other than the Netherlands may, depending on such holder’s specific circumstances, be entitled to exemptions from, reductions of, or full or partial refund of, Dutch dividend withholding tax under Dutch national legislation or a double taxation convention in effect between the Netherlands and such other country.

Remittance to the Dutch tax authorities

In general, we will be required to remit all amounts withheld as Dutch dividend withholding tax to the Dutch tax authorities. However, under certain circumstances, we are allowed to reduce the amount to be remitted to the Dutch tax authorities by the lesser of:

•	3% of the portion of the distribution paid by us that is subject to Dutch dividend withholding tax; and

•

3% of the dividends and profit distributions, before deduction of foreign withholding taxes, received by us from qualifying foreign subsidiaries in the current calendar year (up to the date of the distribution by us) and the two preceding calendar years, as far as such dividends and profit distributions have not yet been taken into account for purposes of establishing the above mentioned reduction.

Although this reduction reduces the amount of Dutch dividend withholding tax that we are required to remit to the Dutch tax authorities, it does not reduce the amount of tax that we are required to withhold on dividends distributed by us.

Dividend stripping

Pursuant to legislation to counteract “dividend stripping,” a reduction, exemption, credit or refund of Dutch dividend withholding tax is denied if the recipient of the dividend is not the beneficial owner as described in the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965). This legislation generally targets situations in which a shareholder retains its economic interest in shares but reduces the withholding tax costs on dividends by a transaction with another party. It is not required for these rules to apply that the recipient of the dividends is aware that a dividend stripping transaction took place. The Dutch State Secretary of Finance takes the position that the definition of beneficial ownership introduced by this legislation will also be applied in the context of a double taxation convention.

Taxes on Income and Capital Gains

Dutch Resident Individuals

If a holder of Ordinary Shares is a Dutch Resident Individual, any payment on the Ordinary Shares or any gain or loss realized on the disposal or deemed disposal of the Ordinary Shares is taxable at the progressive income tax rates (with a maximum of 49.5% in 2021), if:

(a)

the Ordinary Shares are attributable to an enterprise from which the holder of Ordinary Shares derives a share of the profit, whether as an entrepreneur (ondernemer) or as a person who has a co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise, without being an entrepreneur or a shareholder (as defined in the Dutch Income Tax Act 2001); or

(b)

the holder of Ordinary Shares is considered to perform activities with respect to the Ordinary Shares that go beyond ordinary asset management (normaal, actief vermogensbeheer) or derives benefits from the Ordinary Shares that are taxable as benefits from other activities (resultaat uit overige werkzaamheden).

If the above-mentioned conditions (a) and (b) do not apply to the individual holder of Ordinary Shares, such holder will be taxed annually on a deemed return (with a maximum which is currently 5.69% in 2021) the individual’s net investment assets (rendementsgrondslag) for the year, insofar the individual’s net investment assets for the year exceed a statutory threshold (heffingvrij vermogen). The deemed return on the individual’s net investment assets for the year is taxed at a rate of 31%. Actual income, gains or losses in respect of the Ordinary Shares are as such not subject to Dutch income tax.

The net investment assets for the year are the fair market value of the investment assets less the allowable liabilities on January 1 of the relevant calendar year, for 2021 being January 1, 2021. The Ordinary Shares are included as investment assets. For the net investment assets on January 1, 2021, the deemed return ranges from 1.90% up to 5.69% (depending on the aggregate amount of the net investment assets of the individual on January 1, 2021). The deemed return will be adjusted annually on the basis of historic market yields.

Dutch Resident Entities

Generally speaking, if the holder of Ordinary Shares is a Dutch Resident Entity, any payment under the Ordinary Shares or any gain or loss realized on the disposal or deemed disposal of the Ordinary Shares is subject to Dutch corporate income tax at a rate of 15% with respect to taxable profits up to €245,000, and 25% with respect to taxable profits in excess of that amount (rates and brackets for 2021).

Non-residents of the Netherlands

A holder of Ordinary Shares that neither is a Dutch Resident Individual nor a Dutch Resident Entity will not be subject to Dutch taxes on income or on capital gains in respect of any payment on the Ordinary Shares or in respect of any gain or loss realized on the disposal or deemed disposal of the Ordinary Shares, provided that:

(i)

such holder does not have an interest in an enterprise or a deemed enterprise (as defined in the Dutch Income Tax Act 2001 and Dutch Corporate Income Tax Act 1969) which, in whole or in part, is either effectively managed in the Netherlands or is carried out through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the Ordinary Shares are attributable; and

(ii)

in the event such holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the Ordinary Shares that go beyond ordinary asset management and does not derive benefits from the Ordinary Shares that are taxable as benefits from other activities in the Netherlands.

Gift and Inheritance Taxes

Residents of the Netherlands

Gift and inheritance taxes will arise in the Netherlands with respect to a transfer of the Ordinary Shares by way of a gift by, or on the death of, a holder of such Ordinary Shares who is resident or deemed to be resident in the Netherlands at the time of the gift or the holder’s death.

Non-residents of the Netherlands

No gift or inheritance taxes will arise in the Netherlands with respect to a transfer of the Ordinary Shares by way of gift by, or on the death of, a holder of Ordinary Shares who is neither resident nor deemed to be resident in the Netherlands, unless:

(i)

in the case of a gift of Ordinary Shares by an individual who at the date of the gift was neither resident nor deemed to be resident in the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident in the Netherlands; or

(ii)	the transfer is otherwise construed as a gift or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident in the Netherlands.

For purposes of Dutch gift and inheritance taxes, amongst others, a person that holds the Dutch nationality will be deemed to be resident in the Netherlands if such person has been resident in the Netherlands at any time during the ten years preceding the date of the gift or his/her death. Additionally, for purposes of Dutch gift tax, amongst others, a person not holding the Dutch nationality will be deemed to be resident in the Netherlands if such person has been resident in the Netherlands at any time during the twelve months preceding the date of the gift. Applicable tax treaties may override deemed residency.

Other Taxes and Duties

No Dutch value added tax (VAT) and no Dutch registration tax, stamp duty or any other similar documentary tax or duty will be payable by a holder of Ordinary Shares in respect of any payment in consideration for the holding or disposal of the Ordinary Shares.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, prohibit certain transactions (“prohibited transactions”) involving the assets of (i) an employee benefit plan that is subject to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) or (ii) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each of the foregoing described in clauses (i) and (ii) being referred to herein as a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan.

We, the underwriters, certain of their agents, and certain of our respective affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if Ordinary Shares are acquired by or on behalf of a Plan unless the Ordinary Shares are acquired and held pursuant to an available exemption, of which there are many. In this regard the U.S. Department of Labor (“DOL”) has issued prohibited transaction class exemptions that may apply to the acquisition of the Ordinary Shares. These exemptions include transactions effected on behalf of a Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), and transactions involving bank collective investment funds (prohibited transaction exemption 91-38). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Governmental plans, certain church plans and non-U.S. plans may not be subject to the prohibited transaction provisions of ERISA or the Code but may be subject to similar laws (“Similar Laws”). Fiduciaries of any such plans should consult with counsel before acquisition or ownership of the Ordinary Shares.

Because of the foregoing, the person making the decision on behalf of a Plan or a governmental, church or foreign plan will be deemed, by purchasing the Ordinary Shares, to represent on behalf of itself and the plan that the purchase of the Ordinary Shares will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or any applicable Similar Law.

In addition, the person making the decision on behalf of a Plan (a “Plan Fiduciary”) will be deemed to have represented and warranted that (1) neither we, nor any underwriter, nor any agent, nor any of our respective affiliates (the “Transaction Parties”) has provided or will provide advice with respect to the acquisition of the Ordinary Shares by the Plan, other than to the Plan Fiduciary which is independent of the Transaction Parties, and the Plan Fiduciary either: (a) is a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency; (b) is an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a Plan; (c) is an investment adviser registered under the Advisers Act, or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203a of the Advisers Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business; (d) is a broker-dealer registered under the Exchange Act; or (e) has, and at all times that the Plan is invested in the Ordinary Shares will have, total assets of at least U.S. $50,000,000 under its management or control (provided that this clause (e) shall not be satisfied if the Plan Fiduciary is either (i) the owner or a relative of the owner of an investing individual retirement account or (ii) a participant or beneficiary of the Plan investing in the Ordinary Shares in such capacity); (2) the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the Plan of the Ordinary Shares; (3) the Plan Fiduciary is a “fiduciary” with respect to the Plan within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the Plan’s acquisition of the Ordinary Shares; (4) none of the Transaction Parties has exercised any authority to cause the Plan to invest in the Ordinary Shares or to negotiate the terms of the Plan’s investment in the Ordinary Shares; (5) none of the Transaction Parties receives a fee or other compensation from the Plan or Plan Fiduciary for the provision of investment advice in connection with the Plan’s investment in the Ordinary Shares; and (6) the Plan Fiduciary has been informed by the Transaction Parties: (a) that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and that no such entity has given investment advice or otherwise made a recommendation, in connection with the Plan’s acquisition of the Ordinary Shares; and (b) of the existence and nature of the Transaction Parties financial interests in the Plan’s acquisition of the Ordinary Shares.

The above representations are intended to comply with the DOL’s Reg. Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997). If these regulations are revoked, repealed or no longer effective, these representations shall be deemed to be no longer in effect. None of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of the Ordinary Shares by any Plan.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering the acquisition or ownership of the Ordinary Shares on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition or ownership of the Ordinary Shares.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in an underwriting agreement among us, the Selling Shareholder and the underwriters named therein, for whom Deutsche Bank Securities Inc. is acting as representative, we and the Selling Shareholder have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us and the Selling Shareholder, the number of Ordinary Shares set forth opposite its name below.

Underwriter	Number of Ordinary Shares
Deutsche Bank Securities Inc.
BofA Securities, Inc.
Citigroup Global Markets Inc.
Nomura Securities International, Inc.

Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We and the Selling Shareholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Certain of the underwriters may offer and sell the Ordinary Shares through one or more of their respective affiliates or other registered broker-dealers or selling agents.

Commissions and Discounts

The representative has advised us and the Selling Shareholder that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $             per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount, proceeds, before expenses, to us and the Selling Shareholder. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$
Proceeds, before expenses, to the Selling Shareholder	$	$	$

We estimate that our portion of the total expenses of the offering, excluding underwriting discounts, will be $                 .

Option to Purchase Additional Shares

The underwriters may also exercise their option to purchase up to an additional 3,750,000 shares from us and up to an additional 1,499,000 shares from the Selling Shareholder, in each case, at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement. If the underwriters exercise this option, the underwriters shall purchase the additional shares from us and the Selling Shareholder on a pro rata basis based on the number of shares offered by us and the Selling Shareholder hereby, and each underwriter will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We and the Selling Shareholder, our executive officers and directors and certain of our other existing shareholders have agreed not to sell or transfer any Ordinary Shares or securities convertible into, exchangeable for, exercisable for, or repayable with Ordinary Shares, for 30 days after the date of this prospectus supplement without first obtaining the written consent of the representative. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly

•	offer, pledge, sell or contract to sell any Ordinary Shares,

•	sell any option or contract to purchase any Ordinary Shares,

•	purchase any option or contract to sell any Ordinary Shares,

•	grant any option, right or warrant for the sale of any Ordinary Shares,

•	lend or otherwise dispose of or transfer any Ordinary Shares,

•	request or demand that we file a registration statement related to the Ordinary Shares, or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any Ordinary Shares whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to Ordinary Shares and to securities convertible into or exchangeable or exercisable for or repayable with Ordinary Shares. It also applies to Ordinary Shares owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Nasdaq Global Select Market Listing

The shares are listed on the Nasdaq Global Select Market under the symbol “PLYA.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit the underwriters and selling group members from bidding for and purchasing our Ordinary Shares. However, the representative may engage in transactions that stabilize the price of the Ordinary Shares, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our Ordinary Shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Ordinary Shares made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover short sales may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

Neither we, nor the Selling Shareholder, nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Ordinary Shares. In addition, neither we, nor the Selling Shareholder, nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, the underwriters and selling group members may engage in passive market making transactions in the Ordinary Shares on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of Ordinary Shares and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our Ordinary Shares to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute this prospectus supplement and the accompanying prospectuses by electronic means, such as e-mail.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Affiliates of the underwriters have lending relationships with us and may routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

As described above under “Use of Proceeds,” we currently intend to use a portion of the net proceeds from the sale of the Ordinary Shares sold by us in this offering to repay the amount outstanding under our Revolving Credit Facility. Certain of the underwriters of this offering or their respective affiliates are lenders under our Revolving Credit Facility. As a result, such underwriters or their respective affiliates will receive their proportionate shares of the net proceeds to us from this offering used to repay the amount outstanding under the Revolving Credit Facility.

If the amount of such proceeds so received by any underwriter or its affiliates is 5% or more of the net proceeds from this offering (not including the underwriting discount), such underwriter would be deemed to have a conflict of interest within the meaning of FINRA Rule 5121. In such event, this offering would be conducted in compliance with FINRA Rule 5121 and such underwriter would not be permitted to make sales in this offering to any discretionary account without the prior written approval of the customer. Pursuant to that rule, the appointment of a “qualified independent underwriter” would not be required in connection with this offering, as the Ordinary Shares have a “bona fide public market” (as defined in FINRA Rule 5121).

European Economic Area

In relation to each member state of the European Economic Area (each a “Member State”), no offer of Ordinary Shares which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Ordinary Shares referred to in (a) to (c) above shall result in a requirement for the Company, the Selling Shareholder or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person located in a Member State to whom any offer of Ordinary Shares is made or who receives any communication in respect of an offer of Ordinary Shares, or who initially acquires any Ordinary Shares will be deemed to have represented, warranted, acknowledged and agreed to and with the underwriter and the Company that (1) it is a “qualified investor” within the meaning provided in Article 2(e) of the Prospectus Regulation; and (2) in the case of any Ordinary Shares acquired by it as a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, the Ordinary Shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale; or where Ordinary Shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those Ordinary Shares to it is not treated under the Prospectus Regulation as having been made to such persons.

The Company, the underwriter and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus supplement and the accompanying prospectuses have been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectuses may only do so in circumstances in which no obligation arises for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus

Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither the Company nor the underwriter have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriter to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of Ordinary Shares to the public” in relation to any Ordinary Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe the Ordinary Shares, the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In addition, the communication of this prospectus supplement and the accompanying prospectuses and any other document or materials relating to the issue of the Ordinary Shares offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the Ordinary Shares offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectuses relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectuses or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the shares may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the shares in, from or otherwise involving the United Kingdom.

Furthermore, in relation to the United Kingdom, no offer of Ordinary Shares which are the subject of the offering contemplated by prospectus supplement and the accompanying prospectuses to the public may be made in the United Kingdom other than:

(a) to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) in the United Kingdom subject to obtaining the prior consent of the relevant underwriter nominated by us for any such offer; or

(c) in any other circumstances falling within section 86 of the FSMA,

provided that no such offer of Ordinary Shares shall result in a requirement for the Company, the Selling Shareholder or the underwriter to publish a prospectus pursuant to section 85 of the FSMA.

For the purposes of this provision, the expression “an offer of Ordinary Shares to the public” in relation to any Ordinary Shares means the communication in any form and by any means of sufficient information on the terms of the offer and the Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Ordinary and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020.

Notice to Prospective Investors in Hong Kong

The Ordinary Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Ordinary Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or to, or for the account or benefit of any, Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectuses have not been and will not be registered as a prospectus under the Securities and Futures Act, (Chapter 289) of Singapore (the “SFA”) by the Monetary Authority of Singapore, and the offer of the Ordinary Shares in Singapore is made primarily pursuant to the exemptions under Section 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectuses and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Ordinary Shares may not be circulated or distributed, nor may the Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the Ordinary Shares are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a)

a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)	a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the Ordinary Shares except:

(c)

to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(d)	where no consideration is or will be given for the transfer;

(e)	where the transfer is by operation of law;

(f)	as specified in Section 276(7) of the SFA; or

(g)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notice to Prospective Investors in Switzerland

The Ordinary Shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Ordinary Shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. None of this prospectus supplement, the accompanying prospectuses, nor any other offering or marketing material relating to the Ordinary Shares constitute a prospectus pursuant to the FinSA, and none of this prospectus supplement, the accompanying prospectuses, nor any other offering or marketing material relating to the Ordinary Shares may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Ordinary Shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Ordinary Shares offered should conduct their own due diligence on the Ordinary Shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and the accompanying prospectuses do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Ordinary Shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Ordinary Shares without disclosure to investors under Chapter 6D of the Corporations Act.

The Ordinary Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Ordinary Shares must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectuses contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Canada

The Ordinary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Ordinary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectuses (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Certain legal matters with respect to U.S. federal law in connection with this offering will be passed upon for us by Hogan Lovells US LLP. The validity of the Ordinary Shares covered by this prospectus supplement has been passed upon for us by NautaDutilh N.V. Sidley Austin LLP will act as counsel to the underwriters. Paul Hastings LLP will act as counsel to the Selling Shareholder.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are organized and existing under the laws of the Netherlands, and, as such, under Dutch private international law rules the rights of our shareholders and the civil liability of our directors and executive officers are governed in certain respects by the laws of the Netherlands. The ability of our shareholders in certain countries other than the Netherlands to bring an action against us, our directors and executive officers may be limited under applicable law. In addition, substantially all of our assets are located outside the United States.

As a result, it may not be possible for shareholders to effect service of process within the United States upon us or our directors and executive officers or to enforce judgments against us or them in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States. In addition, it is not clear whether a Dutch court would impose civil liability on us or any of our directors and executive officers in an original action based solely upon the federal securities laws of the United States brought in a court of competent jurisdiction in the Netherlands.

As of the date of this prospectus supplement, the United States and the Netherlands do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. With respect to choice of court agreements in civil or commercial matters, it is noted that the Hague Convention on Choice of Court Agreements entered into force for the Netherlands but has not entered into force for the United States. Accordingly, a judgment rendered by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized and enforced by the competent Dutch courts. However, if a person has obtained a judgment rendered by a court in the United States that is enforceable under the laws of the United States and files a claim with the competent Dutch court, the Dutch court will in principle give binding effect to a foreign judgment if (i) the jurisdiction of the foreign court was based on a ground of jurisdiction that is generally acceptable according to international standards, (ii) the judgment by the foreign court was rendered in legal proceedings that comply with the Dutch standards of proper administration of justice including sufficient safeguards (behoorlijke rechtspleging), (iii) binding effect of such foreign judgment is not contrary to Dutch public order (openbare orde) and (iv) the judgment by the foreign court is not incompatible with a decision rendered between the same parties by a Dutch court, or with a previous decision rendered between the same parties by a foreign court in a dispute that concerns the same subject and is based on the same cause, provided that the previous decision qualifies for recognition in the Netherlands. Even if such a foreign judgement is given binding effect, a claim based thereon may, however, still be rejected if the foreign judgment is not or no longer formally enforceable.

Based on the lack of a treaty as described above, U.S. investors may not be able to enforce against us or our directors, representatives or certain experts named herein who are residents of the Netherlands or countries other than the United States any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.

In the event a third party is liable to a Dutch company, under Dutch law, in principle only the company itself can bring a civil action against that party. The individual shareholders do not have the right to bring an action on behalf of the company. Only in the event that the cause for the liability of a third party to the company also constitutes a tortious act directly against a shareholder does that shareholder have an individual right of action against such third party in its own name. The Dutch Civil Code does provide for the possibility to initiate such actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests can institute a collective action. The foundation or association and the defendant may reach a settlement. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party. An individual injured party may also itself institute a civil claim for damages.

Jamaica

There is no treaty on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and Jamaica and thus Jamaican courts will not automatically recognize a United States judgment. A United States judgment creditor will have to initiate fresh proceedings as if it were an action for a debt in the Jamaican Supreme Court. The Jamaican Supreme Court should consider the United States judgment conclusive evidence provided the United States judgment is:

a.	conclusive on the merits;

b.	not contrary to public policy; and

c.	not contrary to natural justice (i.e., that the Defendant had no opportunity to be heard or was otherwise not properly subject to the jurisdiction of the foreign court).

In addition, the defendant would be able to defeat the claim for enforcement if the defendant could show that the foreign judgment was obtained by fraud.

Mexico

A final commercial judgment not subject to appeal rendered by any foreign competent court (the “Foreign Court”) pursuant to a legal action instituted before such court will be recognized by the courts of Mexico, pursuant to Article 1347-A of the Commerce Code, which provides, inter alia, that any judgment rendered outside Mexico may be enforced by Mexican courts, provided that:

a.	such judgment is obtained from a competent court in accordance with recognized rules of international law that are compatible with the rules of Mexican law;

b.	summons of the procedure is made personally on the defendant (summons sent by mail are not considered as personal as per Mexican law);

c.	the judgment does not contravene Mexican law, public policy of Mexico, international treaties or agreements binding upon Mexico or generally accepted principles of international law;

d.	such judgment has been rendered in an in personam action (an action against the person or action in personam founded on a personal liability, as opposed to an action for thing or action in rem);

e.

the Mexican courts do not determine that the obligation to which enforcement is sought violates Mexican law or public policy (orden público) or any international treaty to which Mexico is a signatory, or general principles of international law, insofar as procedural requirements are concerned;

f.	the judgment is a final judgment according to the laws of the country in which it has been rendered;

g.	the judgment fulfills the necessary requirements to be considered authentic;

h.

the applicable procedural requirements under the law of Mexico with respect to the enforcement of foreign judgments (including the issuance of letters interrogatory to the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) are complied with;

i.	the Foreign Court would enforce Mexican judgments as a matter of reciprocity;

j.	the action on which the final judgment is rendered is not the subject matter of a lawsuit among the same parties pending before a Mexican court; and

k.

the documents relating to the legal action instituted before the Foreign Court and the judgment rendered thereunder, would have to be translated into Spanish by an expert duly authorized by the Mexican courts for their admissibility before the Mexican courts before which enforcement is requested. Such translation would have to be approved by the Mexican court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and such proceedings would thereafter be based upon the translated documents.

In the event a third party is liable to a Mexican company, only the company itself can bring an action against that party. The individual shareholders do not have the right to bring an action on behalf of the company.

The Dominican Republic

There is currently no treaty regarding the recognition and enforcement of judgments in civil and commercial matters between the United States and the Dominican Republic. As such, a court in the Dominican Republic may enforce any final and conclusive judgment obtained from a United States federal or state court provided that such judgment undergoes an exequatur procedure. The Dominican Court has the discretion to evaluate any such judgment; however, it is widely accepted that the intervention of the Dominican Republic court is limited to the acceptance or refusal of the exequatur, and may not modify the contents of the foreign judgment. Such intervention will be limited to the review of the following: (a) compliance with due process applicable in the country of origin; (b) irrevocable enforceability of the judgment as per the rules of the country of origin; and (c) that the enforcement of the judgment does not contravene Dominican Republic public policy. The Dominican Supreme Court of Justice has set precedent indicating that Dominican judges should limit their intervention to the examination of procedural issues such as the ones mentioned above.

Notwithstanding the foregoing, as a matter of public policy, proceedings for execution of a monetary judgment by attachment or execution against any assets or property, or any rights or interest in assets or property, located in the Dominican Republic are of the exclusive jurisdiction of the courts of the Dominican Republic.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available on the Internet at the SEC’s website at http://www.sec.gov. We also make our SEC filings accessible on our website at http://www.playaresorts.com. The reference to our website is intended to be an inactive textual reference only. The information on or connected to our website is not a part of this prospectus supplement or the accompanying prospectuses and is not incorporated into this prospectus supplement or the accompanying prospectuses.

This prospectus supplement and the accompanying prospectuses form a part of registration statements on Form S-3 filed with the SEC to register offers and sales of the securities described in this prospectus supplement under the Securities Act. The registration statements contain additional information about us and the securities. You may obtain the registration statements and their exhibits from the SEC as indicated above or from us.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. We incorporate by reference in this prospectus supplement the documents set forth below that have been previously filed with the SEC (excluding any portions of such documents that have been furnished, rather than filed, pursuant to SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2019;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020;

•

our Current Reports on Form  8-K filed on March 20, 2020, April 2, 2020, May 1, 2020, June 12, 2020, June 26, 2020, October 9, 2020, November 4, 2020 (with respect to items 8.01 and 9.01 only), November  20, 2020 and January 4, 2021; and

•

the description of our Ordinary Shares contained in our Registration Statement on Form 8-A filed on February  9, 2017, as amended by the description of our Ordinary Shares contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019, including all amendments and reports filed for the purpose of updating such description.

Any reports filed by us with the SEC after the date of this prospectus supplement until the completion of the offering will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus supplement or the accompanying prospectuses. However, we are not incorporating by reference any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items.

We will provide, without charge, to each person to whom a copy of this prospectus supplement has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference). Requests for such copies should be directed to:

Playa Hotels & Resorts N.V.

1560 Sawgrass Corporate Parkway,

Suite 310

Fort Lauderdale, FL 33323

Attn: General Counsel

Phone: (954) 453-3100

Prospectus

$500,000,000

Playa Hotels & Resorts N.V.

Ordinary Shares

Warrants

Rights

Units

We may offer, from time to time, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, any of the securities described in this prospectus.

We refer to ordinary shares in our share capital (our “Ordinary Shares”), warrants, rights and units collectively as the “securities.” This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The prices and terms of any securities to be offered, the net proceeds that we expect to receive from the sale of such securities and the specific manner in which such securities may be offered will be set forth in one or more supplements to this prospectus.

We will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the securities we are offering. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement.

We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” beginning on page 14. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our Ordinary Shares are listed and traded on the Nasdaq Capital Market under the symbol “PLYA.” On October 8, 2020, the closing sales price of our Ordinary Shares as reported on the Nasdaq was $4.19 per share.

Our principal executive offices are located at Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands, and our telephone number there is +31 20 571 12 02.

You should carefully read this entire prospectus, the documents that are incorporated by reference in this prospectus and any prospectus supplement before you invest in our securities.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 5 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and any prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated October 20, 2020

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings, up to a maximum of $500,000,000. This prospectus provides you with a general description of the securities we may offer and is not meant to provide a complete description of each security. As a result, each time we offer securities, we will provide a prospectus supplement that contains specific information about the terms of those securities, which we will attach to this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus.

You should rely only on the information contained in this prospectus and any applicable prospectus supplement. To the extent there are any inconsistencies between the information in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should rely only on the information provided or information to which we have referred you, including any information incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information appearing in this prospectus, any free writing prospectus and any applicable prospectus supplement prepared by us or the other documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates that are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, which we have referred you to in “Incorporation by Reference” below, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Statements contained or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement as to the content of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus or such prospectus supplement, each such statement being qualified in all respects by such reference. Any information in such subsequent filings and any applicable prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless context requires otherwise, in this prospectus, we use the terms “the Company,” “Playa,” “our company,” “we,” “us,” “our” and similar references to refer to Playa Hotels & Resorts N.V., a Dutch public limited liability company (naamloze vennootschap), and, where appropriate, its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available on the Internet at the SEC’s website at http://www.sec.gov. We also make our SEC filings accessible on our website at http://www.playaresorts.com. The reference to our website is intended to be an inactive textual reference only. The information on or connected to our website is not a part of this prospectus or the accompanying prospectus supplement and is not incorporated into this prospectus or any prospectus supplement.

This prospectus is a part of a registration statement on Form S-3 filed with the SEC to register offers and sales of the securities described in this prospectus under the Securities Act of 1933, as amended. The registration statement contains additional information about us and the securities. You may obtain the registration statement and its exhibits from the SEC as indicated above or from us.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. We incorporate by reference in this prospectus the documents set forth below that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2019;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020;

•	our Current Reports on Form 8-K filed on March 20, 2020, April 2, 2020, May 1, 2020, June 12, 2020 and June 26, 2020; and

•

the description of our ordinary shares contained in our  Registration Statement on Form 8-A filed on February 9, 2017, as amended by the description of our ordinary shares contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019, including all amendments and reports filed for the purpose of updating such description.

Any reports filed by us with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement and any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. However, we are not incorporating by reference any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference). Requests for such copies should be directed to:

Playa Hotels & Resorts N.V.

1560 Sawgrass Corporate Parkway,

Suite 310

Fort Lauderdale, FL 33323

Attn: General Counsel

Phone: (954) 453-3100

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FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections.

Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” and similar by using future dates in connection with any discussion of, among other things, operating performance, trends, events or developments that we expect or anticipate will occur in the future and statements expressing general views about future operating results. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the adverse effects of the current COVID-19 pandemic on our financial condition, operating results and cash flows, the airlines that service the locations where we own resorts, the short and longer-term demand for travel, the global economy and the local economies where we own resorts, and the financial markets. The extent to which the COVID-19 pandemic will impact us and consumer behavior will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, including magnitude of its impact on unemployment rates and consumer discretionary spending, among others. The risks, uncertainties and assumptions that are involved in our forward-looking statements include, but are not limited to the risks and uncertainties described in this prospectus and in the information incorporated herein by reference, including those discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

OUR COMPANY

We are a leading owner, operator and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. We own and/or manage a total portfolio consisting of 21 resorts located in Mexico, Jamaica, and the Dominican Republic. In Mexico, we own and manage Hyatt Zilara Cancún, Hyatt Ziva Cancún, Panama Jack Resorts Cancún, Panama Jack Resorts Playa del Carmen, Hilton Playa del Carmen All-Inclusive Resort, Hyatt Ziva Puerto Vallarta and Hyatt Ziva Los Cabos. In Jamaica, we own and manage Hyatt Zilara Rose Hall, Hyatt Ziva Rose Hall, Hilton Rose Hall Resort & Spa, Jewel Grande Montego Bay Resort & Spa, and Jewel Paradise Cove Beach Resort & Spa. In the Dominican Republic, we own and manage the Hilton La Romana All-Inclusive Family Resort, the Hilton La Romana All-Inclusive Adult Resort, Hyatt Zilara Cap Cana and Hyatt Ziva Cap Cana. We also own four resorts in Mexico and the Dominican Republic that are managed by a third party and we manage the Sanctuary Cap Cana in the Dominican Republic. We believe that the resorts we own and manage are among the finest all-inclusive resorts in the markets they serve. All of our resorts offer guests luxury accommodations, noteworthy architecture, extensive on-site activities and multiple food and beverage options. Our guests also have the opportunity to purchase upgrades from us such as premium rooms, dining experiences, wines and spirits and spa packages.

Our principal executive offices are located at Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands, and our telephone number there is +31 20 521 49 62.

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RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by the risk factors contained in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, and incorporated by reference herein, together with all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. See “Where You Can Find More Information.”

USE OF PROCEEDS

We will set forth in the applicable prospectus supplement our intended use for the net proceeds received by us for our sale of securities under this prospectus. Except as otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from sales of the securities for general corporate purposes, which may include, but is not limited to, funding for working capital, repayment of indebtedness, capital expenditures, acquisitions, and share repurchases.

DESCRIPTION OF CAPITAL STOCK

The following includes a description of the material terms of our articles of association, as most recently amended on June 25, 2020 (our “Articles of Association”) and of applicable Dutch law. The description is qualified in its entirety by reference to the complete text of our Articles of Association, which is incorporated by reference as an exhibit to this prospectus. We urge you to read the full text of our Articles of Association.

Share Capital

Authorized Share Capital

Under Dutch law, the authorized share capital is the maximum capital that we may issue without amending our Articles of Association and may be a maximum of five times the issued capital. We have authorized 500,000,000 Ordinary Shares with a nominal value of €0.10 per share. Our outstanding Ordinary Shares are duly authorized, validly issued, fully paid and non-assessable. As of October 7, 2020, there were 134,496,340 total Ordinary Shares held of record by approximately 36 shareholders of record (which does not include Depository Trust Company participants, holders of our restricted Ordinary Shares or beneficial owners holding shares through nominee names). The total number of outstanding Ordinary Shares does not include 2,987,770 Ordinary Shares underlying the Earnout Warrants held of record by approximately 5 holders of warrants.

Issuance of Shares

Under Dutch law, shares are issued and rights to subscribe for shares are granted pursuant to a resolution of the general meeting of shareholders of the Company (the “General Meeting”). Our Articles of Association provide that the General Meeting may only adopt such resolution with at least two-thirds of the votes cast, unless such resolution is passed at the proposal of the Company’s board of directors (the “Board”). The General Meeting may authorize the Board to issue new shares or grant rights to subscribe for shares, following a proposal by the Board or—absent such proposal—by the General Meeting with at least two-thirds of the votes cast. The authorization can be granted and extended, in each case for a period not exceeding five years. For as long as, and to the extent, that such authorization is effective, the General Meeting will not have the power to issue shares and rights to subscribe for shares.

The General Meeting adopted a resolution on March 10, 2017, effective as of March 12, 2017, pursuant to which the Board is irrevocably authorized to, for a period of five years from the date of the resolution, issue shares and grant rights to subscribe for shares in the form of Ordinary Shares up to the amount of the authorized share capital (from time to time).

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Preemptive Rights

Under Dutch law, in the event of an issuance of Ordinary Shares or granting of rights to subscribe for Ordinary Shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the Ordinary Shares held by such holder (unless limited as described herein). A holder of Ordinary Shares does not have a preemptive right with respect to the issuance of, or granting of rights to subscribe for: (i) Ordinary Shares for consideration other than cash; (ii) Ordinary Shares to our employees or employees of one of our group companies; or (iii) shares issued upon the exercise of previously granted rights to subscribe for shares.

The preemptive rights in respect of newly issued Ordinary Shares may be restricted or excluded by a resolution of the General Meeting with at least two-thirds of the votes cast, unless such resolution is passed at the proposal of the Board. Such authorization for the Board can be granted and extended, in each case for a period not exceeding five years. For as long as, and to the extent that, such authorization is effective, the General Meeting will not have the power to limit or exclude preemptive rights and such authorization may not be revoked unless stipulated otherwise in the authorization. A resolution of the General Meeting to limit or exclude the preemptive rights, or to designate the Board as the authorized body to do so, requires a majority of the votes cast at a General Meeting if at least half of the issued share capital is represented at the meeting (and the resolution is proposed by the Board) or at least two thirds of the votes cast at the General Meeting if less than half of the issued share capital is represented at the meeting (and/or if the resolution is not proposed by the Board).

Also on March 10, 2017 (effective as of March 12, 2017), the General Meeting adopted a resolution authorizing the Board to limit or exclude the preemptive rights of our shareholders for a period of five years from the date of such resolution.

Transfer of Shares

Transfers of registered shares (other than in book-entry form) require a written deed of transfer and, unless we are a party to the deed of transfer, an acknowledgement by or proper service upon us to be effective. However, for as long as any of our Ordinary Shares are listed on the New York Stock Exchange, the Nasdaq Stock Market or on any other stock exchange operating in the United States of America, the laws of the State of New York shall apply to the property law aspects of the shares reflected in the register administered by the relevant transfer agent, and the previous sentence will not apply. All Ordinary Shares registered pursuant to this prospectus will be freely tradable.

Form of Shares

All of our Ordinary Shares are registered shares.

Repurchase of Ordinary Shares

Under Dutch law, we may not subscribe for newly issued shares in our own capital. We may acquire our Ordinary Shares, subject to applicable provisions and restrictions of Dutch law and our Articles of Association, to the extent that:

•	such shares are fully paid-up;

•

such shares are acquired for no valuable consideration or, provided that the General Meeting has authorized the Board for this purpose, such repurchase would not cause our shareholders’ equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to Dutch law or our Articles of Association; and

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•

immediately after the acquisition of such shares, we and our subsidiaries would not hold, or would not hold as pledgees, shares having an aggregate nominal value that exceeds 50% of our issued share capital.

Other than shares acquired for no valuable consideration or under universal title of succession (onder algemene titel) (e.g., through a merger or spin off) under statutory Dutch or other law, we may acquire shares only if the General Meeting has authorized the Board to do so. An authorization by the General Meeting for the acquisition of shares can be granted for a maximum period of 18 months. Such authorization must specify the number of shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired. No authorization of the General Meeting is required if Ordinary Shares are acquired by us on the Nasdaq with the intention of transferring such Ordinary Shares to our employees or employees of a group company pursuant to an arrangement applicable to them. For each annual general meeting, we expect that the Board will place on the agenda a proposal to re-authorize the Board to repurchase shares for a period of 18 months from the date of the resolution. We cannot derive any right to any distribution from shares acquired by us.

At our annual general meeting of shareholders held on June 25, 2020, the General Meeting voted to authorize our Board for a period of 18 months following the annual general meeting to resolve for us to acquire fully paid-up Ordinary Shares (and depository receipts for Ordinary Shares), by any means, including through derivative products, purchases on a stock exchange, private purchases, block trades, or otherwise, for a price between EUR 0.01 and 115% of the average market price of the Ordinary Shares on the Nasdaq (such average market price being calculated on the basis of the average closing price on each of the five consecutive trading days preceding the three trading days prior to the date the acquisition was agreed upon or the trading order for such acquisition was given), up to 20% of the Ordinary Shares comprised in our issued share capital at close of business on June 25, 2020.

Capital Reduction

At a General Meeting, our shareholders may, with at least two-thirds of the votes cast, unless such resolution is passed at the proposal of the Board (or if less than half of our issued share capital is represented at the General Meeting), resolve to reduce our issued share capital by (i) cancelling shares or (ii) reducing the nominal value of the shares by amending our Articles of Association. In either case, this reduction would be subject to applicable statutory provisions. A resolution to cancel shares may only relate to shares held by us or in respect of which we hold the depository receipts.

A reduction of the nominal value of shares without repayment and without release from the obligation to pay up the shares must be effectuated proportionally on shares of the same class (unless all affected shareholders agree to a disproportional reduction).

A resolution that would result in a reduction of capital requires approval by a majority of the votes cast of each group of shareholders of the same class whose rights are prejudiced by the reduction. In addition, a reduction of capital involves a two-month waiting period during which creditors have the right to object to a reduction of capital under specified circumstances.

General Meeting of Shareholders and Voting Rights

General Meeting of Shareholders

Our General Meetings are held in Amsterdam, Rotterdam, The Hague, Utrecht, or at Schiphol Airport (in the municipality of Haarlemmermeer), the Netherlands. All of our shareholders and others entitled to attend the General Meetings are authorized to address the meeting and, insofar as they have such right, to vote, either in person or by proxy.

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We shall hold at least one General Meeting each year, to be held within six months after the end of our fiscal year. A General Meeting shall also be held within three months after the Board has determined it to be likely that our equity has decreased to an amount equal to or lower than half of our paid up and called up capital, in order to discuss the measures to be taken if so required. If the Board fails to hold such General Meeting in a timely manner, each shareholder and other person entitled to attend the General Meeting may be authorized by the Dutch court to convene the General Meeting.

The Board and/or Chairman and Chief Executive Officer may convene additional extraordinary general meetings of shareholders whenever they so decide, subject to the notice requirements described below. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 10% of our issued share capital, may on their application be authorized by the Dutch court to convene a General Meeting. The Dutch court will disallow the application if (1) the applicants have not previously requested in writing that the Board convenes a shareholders’ meeting or (2) the Board has taken the necessary steps so that the shareholders’ meeting could be held within six weeks after such request.

The General Meeting is convened by a notice, which includes an agenda stating the items to be discussed and the location and time of the General Meeting. For the annual General Meeting the agenda will include, among other things, the adoption of our annual accounts, the appropriation of our profits or losses and proposals relating to the composition of and filling of any vacancies on the Board. In addition, the agenda for a General Meeting includes such additional items as determined by the Board. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 3% of the issued share capital, have the right to request the inclusion of additional items on the agenda of shareholders’ meetings. Such requests must be made in writing, and may include a proposal for a shareholder resolution, and must be received by us no later than on the 60th day before the day the relevant shareholder meeting is held. No resolutions will be adopted on items other than those which have been included in the agenda. Moreover, in certain circumstances, agenda items require a prior board proposal or two-thirds of the votes cast for adoption (e.g., an amendment of our Articles of Association, the issuance of shares or the granting of rights to subscribe for shares, the limitation or exclusion of preemptive rights, the reduction of our issued share capital, payments of dividends, the application for bankruptcy and a merger or demerger of us).

In accordance with the Dutch Corporate Governance Code, shareholders are expected to exercise the right of requesting the convening of a General Meeting or of putting an item on the agenda only after consulting the Board in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in the company’s strategy (e.g., the removal of directors), the Board should be given the opportunity to invoke a reasonable response time of up to 180 days from the moment the Board is informed of the intentions of the shareholder(s) concerned. The Board should use this period for further deliberation, constructive consultation (in any event with the shareholder(s) who have made the request) and the exploration of alternatives. At the end of the response period, the Board should report its actions to the General Meeting. The response time may be invoked only once for any given General Meeting and may be invoked neither for an agenda item in respect of which the response period has been invoked previously nor for a General Meeting if a shareholder holds at least 75% of the Company’s issued share capital as a consequence of a successful public offer (irrespective of whether the offer was friendly or hostile).

We will give notice of each General Meeting by publication on our website and in a Dutch daily newspaper with national distribution, and in any other manner that we may be required to follow in order to comply with Dutch law and applicable stock exchange and SEC requirements. We will observe the statutory minimum convening notice period for a General Meeting. Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in its shareholders’ register.

Pursuant to our Articles of Association, the Board may determine a record date (registratiedatum) of 28 calendar days prior to a General Meeting to establish which shareholders and others with meeting rights are

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entitled to attend and, if applicable, vote at the General Meeting. The record date, if any, and the manner in which shareholders can register and exercise their rights will be set out in the notice of the General Meeting. Our Articles of Association provide that a shareholder must notify us in writing of his or her identity and his or her intention to attend (or be represented at) the General Meeting, such notice to be received by us on the date set by the Board in accordance with our Articles of Association and as set forth in the convening notice. If this requirement is not complied with or if upon request no proper identification is provided by any person wishing to enter the General Meeting, the chairman of the General Meeting may, in his or her sole discretion, refuse entry to the shareholder or his or her proxy holder.

Pursuant to our Articles of Association, the General Meeting is chaired by the Lead Independent Director, who is the chairman by law of the Board. If the Lead Independent Director is absent, our Chairman and Chief Executive Officer shall, if he or she is present, chair the meeting. If the Chairman and Chief Executive Officer are not present, the directors present at the meeting shall appoint one of them to be chairman. If no directors are present at the General Meeting, the General Meeting shall appoint its own chairman.

The chairman of the General Meeting may decide at his or her discretion to admit other persons to the meeting. The chairman of the General Meeting shall appoint another person present at the General Meeting to act as secretary and to record the minutes of the meeting. The chairman of the General Meeting may instruct a Dutch civil law notary to draw up a notarial report of the proceedings at our expense, in which case no minutes need to be prepared. The chairman of the General Meeting is authorized to eject any person from the General Meeting if the chairman considers that person disruptive to the orderly proceedings. The General Meeting may be conducted in any language other than the Dutch language, if so determined by the chairman of the General Meeting.

Voting Rights and Quorum

In accordance with Dutch law and our Articles of Association, each Ordinary Share confers the right on the holder thereof to cast one vote at the General Meeting. The voting rights attached to any shares held by us or our direct or indirect subsidiaries are suspended, unless the Ordinary Shares were encumbered with a right of usufruct or a pledge in favor of a party other than us or a direct or indirect subsidiary before such Ordinary Shares were acquired by us or such a subsidiary, in which case, the other party may be entitled to exercise the voting rights on the Ordinary Shares. We may not exercise voting rights for Ordinary Shares in respect of which we or a direct or indirect subsidiary has a right of usufruct or a pledge.

Voting rights may be exercised by shareholders or by a duly appointed proxy holder (the written proxy being acceptable to the chairman of the General Meeting) of a shareholder, which proxy holder need not be a shareholder. The holder of a usufruct or pledge on shares shall have the voting rights attached thereto if so provided for when the usufruct or pledge was created.

Under our Articles of Association, blank votes (votes where no choice has been made), abstentions and invalid votes shall not be counted as votes cast. However, shares in respect of which a blank vote or invalid vote has been cast and shares in respect of which the person with meeting rights who is present or represented at the meeting has abstained from voting are counted when determining the part of the issued share capital that is present or represented at a General Meeting. The chairman of the General Meeting shall determine the manner of voting and whether voting may take place by acclamation.

Resolutions of the shareholders are adopted at a General Meeting by a majority of votes cast, except where Dutch law or our Articles of Association provide for a special majority in relation to specified resolutions. Our Articles of Association provide that resolutions at a General Meeting can only be adopted if at least one-third of the issued and outstanding shares in our capital are present or represented at such General Meeting, subject to any provision of mandatory Dutch law and any higher quorum requirement stipulated by our Articles of Association.

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Subject to certain restrictions in our Articles of Association, the determination during the General Meeting made by the chairman of that General Meeting with regard to the results of a vote shall be decisive. The Board will keep a record of the resolutions passed at each General Meeting.

Amendment of Articles of Association

At the proposal of the Board, the General Meeting may resolve to amend our Articles of Association. A resolution of the General Meeting to amend our Articles of Association requires a majority of the votes cast. In the absence of a proposal by the Board, the General Meeting may resolve to amend our Articles of Association with at least two-thirds of the votes cast.

Merger, Demerger and Dissolution

At the proposal of the Board, the General Meeting may resolve with a majority of the votes cast (subject to certain exceptions) or with at least two-thirds of the votes cast if there is no proposal thereto by the Board, to legally merge or demerge the Company within the meaning of Title 7, Book 2 of the Dutch Civil Code.

At the proposal of the Board, the General Meeting may, by means of a resolution passed by a majority of the votes cast, or with at least two-thirds of the votes cast if there is no proposal of the Board thereto, resolve that we will be dissolved. In the event of our dissolution, the liquidation shall be effected by the Board, unless the General Meeting decides otherwise.

In the event of a dissolution and liquidation, the assets remaining after payment of all of our debts (including any liquidation expenses) are to be distributed to the ordinary shareholders in proportion to the aggregate nominal value of their Ordinary Shares. The liquidation and all distributions referred to in this paragraph will be made in accordance with the relevant provisions of Dutch law.

Squeeze Out

A shareholder who for its own account (or together with its group companies) holds at least 95% of our issued share capital may institute proceedings against the other shareholders jointly for the transfer of their shares to the shareholder who holds such 95% majority. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer van het GerechtshofAmsterdam) (the “Enterprise Chamber”) and can be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value of the shares of the minority shareholders. Once the order to transfer by the Enterprise Chamber becomes final and irrevocable, the majority shareholder that instituted the squeeze-out proceedings shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to the majority shareholder. Unless the addresses of all minority shareholders are known to the majority shareholder acquiring the shares, the majority shareholder is required to publish the same in a newspaper with a national circulation.

A shareholder that holds a majority of our issued share capital, but less than the 95% required to institute the squeeze-out proceedings described above, may seek to propose and implement one or more restructuring transactions with the objective of obtaining at least 95% of our issued share capital so the shareholder may initiate squeeze-out proceedings. Those restructuring transactions could, among other things, include a merger or demerger involving us, a contribution of cash and/or assets against issuance of shares, the issue of new shares to the majority shareholder without preemptive rights for minority shareholders or an asset sale transaction.

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Depending on the circumstances, an asset sale of a Dutch public limited liability company (naamloze vennootschap) is sometimes used as a way to squeeze out minority shareholders, for example, after a successful tender offer through which a third party acquires a supermajority, but less than all, of the company’s shares. In such a scenario, the business of the target company is sold to a third party or a special purpose vehicle, followed by the liquidation of the target company. The purchase price is distributed to all shareholders in proportion to their respective shareholding as liquidation proceeds, thus separating the business from the company in which minority shareholders had an interest.

Any sale or transfer of all of our assets and our dissolution or liquidation is subject to approval by a majority of the votes cast in its General Meeting. Our Articles of Association provide that our General Meeting may only adopt such resolution upon a proposal of the Board or with at least two-thirds of the votes cast, unless such resolution is passed at the proposal of the Board.

Certain Other Major Transactions

Our Articles of Association and Dutch law provide that resolutions of the Board concerning a material change in the identity or character of the Company or its business are subject to the approval of the General Meeting. Such changes include:

•	a transfer of all or materially all of its business to a third party;

•

the entry into or termination of a long-lasting alliance of us or of a subsidiary either with another entity or company, or as a fully liable partner of a limited partnership or partnership, if this alliance or termination is of significant importance to us; and

•

the acquisition or disposition of an interest in the capital of a company by us or by its subsidiary with a value of at least one-third of the value of our assets, according to the balance sheet with explanatory notes or, if we prepare a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in our most recently adopted annual accounts.

Dividends and Other Distributions

We may only make distributions to our shareholders if the shareholders’ equity exceeds the sum of the paid-up and called-up share capital plus the reserves as required to be maintained by Dutch law or by our Articles of Association.

Any amount remaining out of distributable profits is added to our reserves as the Board determines. After reservation by the Board of any distributable profits, the shareholders, upon the proposal of the Board or with at least two-thirds of the votes cast, may declare a dividend. The Board is permitted, subject to certain requirements, to declare interim dividends without the approval of the shareholders. Interim dividends may be declared as provided in our Articles of Association and may be distributed to the extent that the shareholders’ equity, based on interim financial statements, exceeds the paid-up and called-up share capital and the reserves that must be maintained under Dutch law or our Articles of Association. Interim dividends are deemed advances on the final dividend to be declared with respect to the fiscal year in which the interim dividends have been declared. We may reclaim any distributions, whether interim or not interim, made in contravention of certain restrictions of Dutch law from shareholders that knew or should have known that such distribution was not permissible. In addition, on the basis of Dutch case law, if after a distribution we are not able to pay its due and collectable debts, then our shareholders or directors who at the time of the distribution knew or reasonably should have foreseen that result may be liable to its creditors.

Distributions shall be payable in the currency determined by the Board at a date determined by it. The Board will set the record date to establish which shareholders (or usufructuaries or pledgees, as the case may be) are entitled to the distribution, such date not being earlier than the date on which the distribution was announced. Claims for payment of dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse, and any such amounts will be considered to have been forfeited to us (verjaring).

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We do not anticipate paying any dividends on Ordinary Shares for the foreseeable future.

Notices

We will give notice of each General Meeting by publication on our website and in a Dutch daily newspaper with national distribution, and in any other manner that we may be required to follow in order to comply with Dutch law and applicable stock exchange and SEC requirements. Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in its shareholders’ register.

Transfer Agent

The transfer agent for our Ordinary Shares is Computershare Trust Company, N.A. Each person investing in Ordinary Shares held through The Depository Trust Company must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of Ordinary Shares.

For as long as any Ordinary Shares are listed on the Nasdaq or on any other stock exchange operating in the United States, the laws of the State of New York shall apply to the property law aspects of the Ordinary Shares reflected in the register administered by our transfer agent.

Our Ordinary Shares are listed in registered form and such Ordinary Shares, through the transfer agent, are not certificated. We have appointed Computershare Trust Company, N.A. as our agent in New York to maintain our shareholders’ register on behalf of the Board and to act as transfer agent and registrar for our Ordinary Shares. The Ordinary Shares will be traded on the Nasdaq in book-entry form.

Listing of Our Securities

Our Ordinary Shares are traded on the Nasdaq under the symbol “PLYA.”

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our Ordinary Shares. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and/or warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of Ordinary Shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•	the date, if any, on and after which the warrants will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	U.S. federal income tax consequences and Dutch tax consequences applicable to the warrants; and

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•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of Playa.

Each warrant will entitle its holder to purchase the number of Ordinary Shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the person receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the exercise price for the rights;

•	the number of rights issued to each securityholder;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the amount of rights outstanding;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

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The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations and Dutch tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

Our securities, including Ordinary Shares, may also be sold by a variety of methods including the following: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable Nasdaq or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

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Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

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Our Ordinary Shares are listed on the Nasdaq under the symbol “PLYA.” Any securities that we issue, other than our Ordinary Shares, will be new issues of securities and, except with respect to our Ordinary Shares, will have no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

BOOK-ENTRY SECURITIES

The securities offered by means of this prospectus and any related prospectus supplement may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities may not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities will be issued in registered form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the Ordinary Shares and certain other matters of Dutch law will be passed upon for us by NautaDutilh N.V. The validity of the warrants, rights, units and certain other matters will be passed upon for us by Hogan Lovells US LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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PROSPECTUS

20,000,000 Shares

PLAYA HOTELS & RESORTS N.V.

Ordinary Shares

The selling shareholders named in this prospectus (the “Selling Shareholders”) may offer and sell from time to time up to 20,000,000 of our ordinary shares, par value €0.10 per share (“Ordinary Shares”), covered by this prospectus (the “Resale Shares”).

We will not receive any proceeds from the sale of the Resale Shares by the Selling Shareholders pursuant to this prospectus. We are paying the cost of registering the offerings covered by this prospectus as well as various related expenses. The Selling Shareholders are responsible for all discounts, selling commissions and other costs related to the offer and sale of their Resale Shares. If required, the number of Resale Shares to be sold, the public offering price of those Resale Shares, the names of any broker-dealers and any applicable commission or discount will be included in a supplement to this prospectus.

Our registration of the securities covered by this prospectus does not mean that the Selling Shareholders will offer or sell all or any of the Resale Shares. The Selling Shareholders may sell the Ordinary Shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Shareholders may sell such Ordinary Shares in the section entitled “Plan of Distribution.”

Our Ordinary Shares are traded on the NASDAQ Capital Market (“NASDAQ”) under the symbol “PLYA.” On June 19, 2018, the last reported sales price of our Ordinary Shares was $10.64 per share.

An investment in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 3, 2018.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made in this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect our current views with respect to, among other things, our capital resources, portfolio performance and results of operations. Likewise, our consolidated financial statements and all of our statements regarding anticipated growth in our operations, anticipated market conditions, demographics and results of operations are forward-looking statements. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases.

The forward-looking statements contained in this prospectus reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	general economic uncertainty and the effect of general economic conditions on the lodging industry in particular;

•	the popularity of the all-inclusive resort model, particularly in the luxury segment of the resort market;

•	the success and continuation of our relationship with Hyatt Hotels Corporation;

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•	the volatility of currency exchange rates;

•

the success of our branding or rebranding initiatives with our current portfolio and resorts that may be acquired in the future, including the rebranding of two of our resorts under the new all-inclusive “Panama Jack” brand;

•	our failure to successfully complete expansion, repair and renovation projects in the timeframes and at the costs anticipated;

•	our ability to successfully integrate the newly acquired Jamaica Assets (as defined below) into our existing portfolio of resorts;

•	significant increases in construction and development costs;

•	our ability to obtain and maintain financing arrangements on attractive terms;

•	the impact of and changes in governmental regulations or the enforcement thereof, tax laws and rates, accounting guidance and similar matters in regions in which we operate;

•

the effectiveness of our internal controls and our corporate policies and procedures and the success and timing of the remediation efforts for the material weaknesses that we identified in our internal control over financial reporting;

•	changes in personnel and availability of qualified personnel;

•	environmental uncertainties and risks related to adverse weather conditions and natural disasters;

•	dependence on third parties to provide Internet, telecommunications and network connectivity to our data centers;

•	the volatility of the market price and liquidity of our Ordinary Shares;

•	the increasingly competitive environment in which we operate; and

•	other risks and uncertainties set forth in the “Risk Factors” section of this prospectus or incorporated by reference into this prospectus.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Playa Hotels & Resorts N.V. (the “Company”) disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this prospectus, except as required by applicable law. For a further discussion of these and other factors that could cause our future results, performance or transactions to differ significantly from those expressed in any forward-looking statement, please see the section entitled “Risk Factors.” You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

You should read this prospectus and the documents that we incorporate by reference into this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

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SUMMARY

In this prospectus, unless otherwise stated, the terms “the Company,” “Playa,” “we,” “us” or “our” refer to Playa Hotels & Resorts N.V.

The Company

We are a leading owner, operator, manager and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. As of June 19, 2018, including our recently acquired Jamaica Assets (as defined below), we owned and/or managed a portfolio consisting of 20 resorts (7,769 rooms) located in Mexico, the Dominican Republic and Jamaica. In Mexico, we own and manage Hyatt Zilara Cancún, Hyatt Ziva Cancún, Panama Jack Resorts Cancún, Panama Jack Resorts Playa del Carmen, THE Royal Playa del Carmen, Hyatt Ziva Puerto Vallarta and Hyatt Ziva Los Cabos. In Jamaica, we own and manage Hyatt Zilara Rose Hall and Hyatt Ziva Rose Hall, Hilton Rose Hall Resort & Spa, Jewel Dunn’s River Beach Resort & Spa, Jewel Grande Montego Bay Resort & Spa, Jewel Runaway Bay Beach & Golf Resort & Spa and Jewel Paradise Cove Beach Resort. We also own five resorts in Mexico and the Dominican Republic that are managed by a third party and we manage the Sanctuary Cap Cana, in the Dominican Republic.

On June 1, 2018, we completed our acquisition of a portfolio of all-inclusive resorts in Jamaica, two adjacent developable land sites and a management contract for an all-inclusive resort in Jamaica (the “Jamaica Assets”) pursuant to that certain definitive Share Exchange Implementation Agreement, dated as of February 26, 2018, by and among the Company, JCSD Trustees Services Limited (“JCSD”), X Fund Properties Limited (“X Fund Properties”), Sagicor Pooled Investment Funds Limited (“SPIFL”), and Sagicor Real Estate X Fund Limited (“X Fund Limited,” and together with JSCD, X Fund Properties and SPIFL, the “Sagicor Parties”), as amended (the “Contribution Agreement,” and such transaction, the “Contribution”).

Pursuant to the Contribution Agreement, the Company agreed to file, within 30 days following the closing of the Contribution, a registration statement under the Securities Act that registers for resale the 20,000,000 Ordinary Shares issued to an affiliate of the Sagicor Parties as consideration in connection with the Contribution. In accordance with the Contribution Agreement, Jamziv Mobay Jamaica Portfolio Limited, an affiliate of the Sagicor Parties that owns the 20,000,000 Ordinary Shares issued in connection with the Contribution, is the selling shareholder in this prospectus. In addition, pursuant to the Contribution Agreement, each of the Sagicor Parties agreed that so long as it or its affiliates hold more than 5% of the Company’s outstanding Ordinary Shares, it will, in connection with an underwritten public offering of the Company’s Ordinary Shares, execute a customary “lock-up” agreement restricting the sale or distribution of certain securities in the Company for a period not to exceed 90 days after the sale of any underwritten securities.

This Offering

Issuer:	Playa Hotels & Resorts N.V.

Resale Shares being offered by the Selling Shareholders:	Up to an aggregate of 20,000,000 Resale Shares.

Use of Proceeds:	The Selling Shareholders will receive all of the net proceeds from the sale of the Resale Shares. We will not receive any proceeds from the sale of the Resale Shares.

Shares of Ordinary Shares outstanding as of June 19, 2018	132,569,967

Market for our common stock:	Our Ordinary Shares are currently listed on the NASDAQ Capital Market.

NASDAQ Ticker Symbol	“PLYA”

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RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors described under “Item IA. Risk Factors” of our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and those that may be included in the applicable prospectus supplement, as well as risks described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and cautionary notes regarding forward-looking statements included or incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference.

If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS

All of the Resale Shares offered and sold by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholders in disposing of the Resale Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, and fees and expenses of our counsel and our independent registered public accountants.

SELLING SHAREHOLDERS

This prospectus relates to the resale by the Selling Shareholders of up to 20,000,000 Ordinary Shares covered by this prospectus, which consists of the Ordinary Shares issued to an affiliate of the Sagicor Parties in connection with the Contribution described above under the heading “Summary–The Company.” The Selling Shareholders may from time to time offer and sell any or all of the Ordinary Shares set forth below pursuant to this prospectus. When we refer to the “Selling Shareholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Shareholders’ interest in our Ordinary Shares other than through a public sale.

The following table sets forth the name of the Selling Shareholders for which we are registering Ordinary Shares for resale to the public, based on information provided to us by the Selling Shareholders, and the aggregate principal amount that the Selling Shareholders may offer pursuant to this prospectus.

We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such Ordinary Shares. Pursuant to the Contribution Agreement, each of the Sagicor Parties agreed that so long as it or its affiliates hold more than 5% of the Company’s outstanding Ordinary Shares, it will, in connection with an underwritten public offering of the Company’s Ordinary Shares, execute a customary “lock-up” agreement restricting the sale or distribution of certain securities in the Company for a period not to exceed 90 days after the sale of any underwritten securities. Except during the lock-up period, the Selling Shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus.

Selling Shareholder information for each additional Selling Shareholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Shareholder’s shares pursuant to this prospectus. Any prospectus supplement may update, substitute, or change the information contained in this prospectus, including the identity of each Selling Shareholder and the number of shares registered on its behalf. A Selling Shareholder may sell all, some or none of such shares in this offering. See the section entitled “Plan of Distribution.”

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Name of Selling Shareholder (2)(3)	Ordinary Shares Beneficially Owned Before the Offering	Maximum Number of Ordinary Shares to be Sold Hereunder	Ordinary Shares Beneficially Owned After the Sale of the Maximum Number of Ordinary Shares	Percentage Beneficially Owned After the Sale of the Maximum Number of Ordinary Shares (1)
Jamziv Mobay Jamaica Portfolio Limited	20,000,000	20,000,000	0	0%

(1)

Based on 132,569,967 total Ordinary Shares, which consist of 130,478,993 Ordinary Shares outstanding as of June 19, 2018 and 2,090,974 restricted Ordinary Shares issued under our 2017 Omnibus Incentive Plan. The restricted Ordinary Shares contain voting rights but are restricted from being transferred until their vesting date.

(2)

Pursuant to the Contribution Agreement, the Sagicor Parties had the right to designate two directors to the board of directors of the Company (our “Board”). Effective upon closing of the Contribution, Mr. Christopher Zacca and Mr. Richard Byles, the two directors designated by the Sagicor Parties, became directors of the Company. Pursuant to that certain Shareholder Agreement, dated as of May 31, 2018, each of JCSD and X Fund Properties, affiliates of the Selling Shareholder, has the right to designate two directors to our Board, subject to certain limitations contained therein, beginning with the annual general meeting of shareholders to be held in 2019.

(3)

The Ordinary Shares offered for sale include Resale Shares only. We do not know when or in what amounts the Selling Shareholders will offer Resale Shares for sale, if at all. The Selling Shareholders may sell any or all of the Resale Shares included in and offered by this prospectus. We cannot estimate the number of Resale Shares that will be held by the Selling Shareholders after completion of the offering. However, for purposes of this table, we have assumed that after completion of the offering all of the Resale Shares will have been sold by the Selling Shareholders.

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DESCRIPTION OF CAPITAL STOCK

The following includes a description of the material terms of our articles of association, as most recently amended on May 10, 2018 (our “Articles of Association”) and of applicable Dutch law. The description is qualified in its entirety by reference to the complete text of our Articles of Association, which is incorporated by reference as an exhibit to this prospectus. We urge you to read the full text of our Articles of Association.

Share Capital

Authorized Share Capital

Under Dutch law, the authorized share capital is the maximum capital that we may issue without amending our Articles of Association and may be a maximum of five times the issued capital. We have authorized 500,000,000 Ordinary Shares with a nominal value of €0.10 per share. Our outstanding Ordinary Shares are duly authorized, validly issued, fully paid and non-assessable. As of June 19, 2018, there were 132,569,967 total Ordinary Shares, consisting of 130,478,993 Ordinary Shares outstanding 2018 and 2,090,974 restricted Ordinary Shares issued under our 2017 Omnibus Incentive Plan, held of record by approximately 46 shareholders of record (which does not include Depository Trust Company participants, holders of our restricted Ordinary Shares or beneficial owners holding shares through nominee names). The total number of outstanding Ordinary Shares does not include 3,000,000 Ordinary Shares underlying the Earnout Warrants held of record by approximately 6 holders of warrants.

Issuance of Shares

Under Dutch law, shares are issued and rights to subscribe for shares are granted pursuant to a resolution of the general meeting of shareholders of the Company (the “General Meeting”). Our Articles of Association provide that the General Meeting may only adopt such resolution with at least two-thirds of the votes cast, unless such resolution is passed at the proposal of our Board. The General Meeting may authorize our Board to issue new shares or grant rights to subscribe for shares, following a proposal by our Board or—absent such proposal—by the General Meeting with at least two-thirds of the votes cast. The authorization can be granted and extended, in each case for a period not exceeding five years. For as long as, and to the extent, that such authorization is effective, the General Meeting will not have the power to issue shares and rights to subscribe for shares.

The General Meeting adopted a resolution on March 10, 2017, effective as of March 12, 2017, pursuant to which our Board is irrevocably authorized to, for a period of five years from the date of the resolution, issue shares and grant rights to subscribe for shares in the form of Ordinary Shares up to the amount of the authorized share capital (from time to time).

Preemptive Rights

Under Dutch law, in the event of an issuance of Ordinary Shares or granting of rights to subscribe for Ordinary Shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the Ordinary Shares held by such holder (unless limited as described herein). A holder of Ordinary Shares does not have a preemptive right with respect to the issuance of, or granting of rights to subscribe for: (i) Ordinary Shares for consideration other than cash; (ii) Ordinary Shares to our employees or employees of one of our group companies; or (iii) shares issued upon the exercise of previously granted rights to subscribe for shares.

The preemptive rights in respect of newly issued Ordinary Shares may be restricted or excluded by a resolution of the General Meeting with at least two-thirds of the votes cast, unless such resolution is passed at the proposal of our Board. Such authorization for our Board can be granted and extended, in each case for a period not exceeding five years. For as long as, and to the extent that, such authorization is effective, the General Meeting will not have the power to limit or exclude preemptive rights and such authorization may not be revoked unless stipulated otherwise in the authorization. A resolution of the General Meeting to limit or exclude the preemptive rights, or to designate our Board as the authorized body to do so, requires a majority of the votes cast at a General Meeting if at least half of the issued share capital is represented at the meeting (and the resolution is proposed by our Board) or at least two thirds of the votes cast at the General Meeting if less than half of the issued share capital is represented at the meeting (and/or if the resolution is no proposed by our Board).

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Also on March 10, 2017 (effective as of March 12, 2017), the General Meeting adopted a resolution authorizing our Board to limit or exclude the preemptive rights of our shareholders for a period of five years from the date of such resolution. At annual General Meetings to be held in the future, our Board may place on the agenda a proposal to re-authorize our Board to issue new shares, grant rights to subscribe for shares or limit or exclude preemptive rights for newly issued Ordinary Shares, each as described above, for a period of five years from the date of such annual General Meeting.

Transfer of Shares

Transfers of registered shares (other than in book-entry form) require a written deed of transfer and, unless we are a party to the deed of transfer, an acknowledgement by or proper service upon us to be effective. However, for as long as any of our Ordinary Shares are listed on the New York Stock Exchange, the NASDAQ or on any other stock exchange operating in the United States of America, the laws of the State of New York shall apply to the property law aspects of the shares reflected in the register administered by the relevant transfer agent, and the previous sentence will not apply. All Ordinary Shares registered pursuant to this prospectus will be freely tradable.

Form of Shares

Pursuant to our Articles of Association, Ordinary Shares are registered shares, although our Board may resolve that one or more shares are bearer shares, represented by physical share certificates.

Repurchase of Ordinary Shares

Under Dutch law, we may not subscribe for newly issued shares in our own capital. We may acquire our Ordinary Shares, subject to applicable provisions and restrictions of Dutch law and our Articles of Association, to the extent that:

•	such shares are fully paid-up;

•

such shares are acquired for no valuable consideration or, provided that the General Meeting has authorized our Board for this purpose, such repurchase would not cause our shareholders’ equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to Dutch law or our Articles of Association; and

•

immediately after the acquisition of such shares, we and our subsidiaries would not hold, or would not hold as pledgees, shares having an aggregate nominal value that exceeds 50% of our issued share capital.

Other than shares acquired for no valuable consideration or under universal title of succession (onder algemene titel) (e.g., through a merger or spin off) under statutory Dutch or other law, we may acquire shares only if the General Meeting has authorized our Board to do so. An authorization by the General Meeting for the acquisition of shares can be granted for a maximum period of 18 months. Such authorization must specify the number of shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired. No authorization of the General Meeting is required if Ordinary Shares are acquired by us on the NASDAQ with the intention of transferring such Ordinary Shares to our employees or employees of a group company pursuant to an arrangement applicable to them. For each annual General Meeting, we expect that our Board will place on the agenda a proposal to re-authorize our Board to repurchase shares for a period of 18 months from the date of the resolution. We cannot derive any right to any distribution from shares acquired by us.

At our annual general meeting of shareholders held on May 10, 2018, the General Meeting voted to authorize our Board for a period of 18 months following the annual general meeting to resolve for us to acquire fully paid-up Ordinary Shares (and depository receipts for Ordinary Shares), by any means, including through derivative products, purchases on a stock exchange, private purchases, block trades, or otherwise, for a price between EUR 0.01 and 100% of the average market price of the Ordinary Shares on the NASDAQ (such average market price being calculated on the basis of the average closing price on each of the five consecutive trading days preceding the three trading days prior to the date the acquisition was agreed upon or the trading order for such acquisition was given), up to 25% of the Ordinary Shares comprised in our issued share capital at close of business on May 10, 2018.

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Capital Reduction

At a General Meeting, our shareholders may, with at least two-thirds of the votes cast, unless such resolution is passed at the proposal of our Board (or if less than half of our issued share capital is represented at the General Meeting), resolve to reduce our issued share capital by (i) cancelling shares or (ii) reducing the nominal value of the shares by amending our Articles of Association. In either case, this reduction would be subject to applicable statutory provisions. A resolution to cancel shares may only relate to shares held by us or in respect of which we hold the depository receipts.

A reduction of the nominal value of shares without repayment and without release from the obligation to pay up the shares must be effectuated proportionally on shares of the same class (unless all affected shareholders agree to a disproportional reduction).

A resolution that would result in a reduction of capital requires approval by a majority of the votes cast of each group of shareholders of the same class whose rights are prejudiced by the reduction. In addition, a reduction of capital involves a two-month waiting period during which creditors have the right to object to a reduction of capital under specified circumstances.

General Meeting of Shareholders and Voting Rights

General Meeting of Shareholders

Our General Meetings are held in Amsterdam, Rotterdam, The Hague, Utrecht, or at Schiphol Airport (in the municipality of Haarlemmermeer), the Netherlands. All of our shareholders and others entitled to attend the General Meetings are authorized to address the meeting and, insofar as they have such right, to vote, either in person or by proxy.

We shall hold at least one General Meeting each year, to be held within six months after the end of our fiscal year. A General Meeting shall also be held within three months after our Board has determined it to be likely that our equity has decreased to an amount equal to or lower than half of our paid up and called up capital, in order to discuss the measures to be taken if so required. If our Board fails to hold such General Meeting in a timely manner, each shareholder and other person entitled to attend the General Meeting may be authorized by the Dutch court to convene the General Meeting.

Our Board and/or Chairman and Chief Executive Officer may convene additional extraordinary general meetings of shareholders whenever they so decide, subject to the notice requirements described below. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 10% of our issued share capital, may on their application be authorized by the Dutch court to convene a General Meeting. The Dutch court will disallow the application if (1) the applicants have not previously requested in writing that our Board convenes a shareholders’ meeting or (2) our Board has taken the necessary steps so that the shareholders’ meeting could be held within six weeks after such request.

The General Meeting is convened by a notice, which includes an agenda stating the items to be discussed and the location and time of the General Meeting. For the annual General Meeting the agenda will include, among other things, the adoption of our annual accounts, the appropriation of our profits or losses and proposals relating to the composition of and filling of any vacancies on our Board. In addition, the agenda for a General Meeting includes such additional items as determined by our Board. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 3% of the issued share capital, have the right to request the inclusion of additional items on the agenda of shareholders’ meetings. Such requests must be made in writing, and may include a proposal for a shareholder resolution, and must be received by us no later than on the 60th day before the day the relevant shareholder meeting is held. No resolutions will be adopted on items other than those which have been included in the agenda. Moreover, in certain circumstances, agenda items require a prior board proposal or two-thirds of the votes cast for adoption (e.g., an amendment of our Articles of Association, the issuance of shares or the granting of rights to subscribe for shares, the limitation or exclusion of preemptive rights, the reduction of our issued share capital, payments of dividends, the application for bankruptcy and a merger or demerger of us).

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In accordance with the Dutch Corporate Governance Code, shareholders are expected to exercise the right of requesting the convening of a General Meeting of shareholders or of putting an item on the agenda only after consulting our Board in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in the company’s strategy (e.g., the removal of directors), our Board should be given the opportunity to invoke a reasonable response time of up to 180 days from the moment our Board is informed of the intentions of the shareholder(s) concerned. Our Board should use this period for further deliberation, constructive consultation (in any event with the shareholder(s) who have made the request) and the exploration of alternatives. At the end of the response period, our Board should report its actions to the General Meeting. The response time may be invoked only once for any given General Meeting and may be invoked neither for an agenda item in respect of which the response period has been invoked previously nor for a General Meeting if a shareholder holds at least 75% of the Company’s issued share capital as a consequence of a successful public offer (irrespective of whether the offer was friendly or hostile).

We will give notice of each General Meeting by publication on our website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution, and in any other manner that we may be required to follow in order to comply with Dutch law and applicable stock exchange and U.S. Securities and Exchange Commission (“SEC”) requirements. We will observe the statutory minimum convening notice period for a General Meeting. Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in our shareholders’ register.

Pursuant to our Articles of Association, our Board may determine a record date (registratiedatum) of 28 calendar days prior to a General Meeting to establish which shareholders and others with meeting rights are entitled to attend and, if applicable, vote at the General Meeting. The record date, if any, and the manner in which shareholders can register and exercise their rights will be set out in the notice of the General Meeting. Our Articles of Association provide that a shareholder must notify us in writing of his or her identity and his or her intention to attend (or be represented at) the General Meeting, such notice to be received by us on the date set by our Board in accordance with our Articles of Association and as set forth in the convening notice. If this requirement is not complied with or if upon request no proper identification is provided by any person wishing to enter the General Meeting, the chairman of the General Meeting may, in his or her sole discretion, refuse entry to the shareholder or his or her proxy holder.

Pursuant to our Articles of Association, the General Meeting is chaired by the Lead Independent Director, who is the chairman by law of our Board. If the Lead Independent Director is absent, our Chairman and Chief Executive Officer shall, if he or she is present, chair the meeting. If the Chairman and Chief Executive Officer is not present, the directors present at the meeting shall appoint one of them to be chairman. If no directors are present at the General Meeting, the General Meeting shall appoint its own chairman.

The chairman of the General Meeting may decide at his or her discretion to admit other persons to the meeting. The chairman of the General Meeting shall appoint another person present at the General Meeting to act as secretary and to record the minutes of the meeting. The chairman of the General Meeting may instruct a Dutch civil law notary to draw up a notarial report of the proceedings at our expense, in which case no minutes need to be prepared. The chairman of the General Meeting is authorized to eject any person from the General Meeting if the chairman considers that person disruptive to the orderly proceedings. The General Meeting may be conducted in any language other than the Dutch language, if so determined by the chairman of the General Meeting.

Voting Rights and Quorum

In accordance with Dutch law and our Articles of Association, each Ordinary Share confers the right on the holder thereof to cast one vote at the General Meeting. The voting rights attached to any shares held by us or our direct or indirect subsidiaries are suspended, unless the Ordinary Shares were encumbered with a right of usufruct or a pledge in favor of a party other than us or a direct or indirect subsidiary before such Ordinary Shares were acquired by us or such a subsidiary, in which case, the other party may be entitled to exercise the voting rights on the Ordinary Shares. We may not exercise voting rights for Ordinary Shares in respect of which we or a direct or indirect subsidiary has a right of usufruct or a pledge.

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Voting rights may be exercised by shareholders or by a duly appointed proxy holder (the written proxy being acceptable to the chairman of the General Meeting) of a shareholder, which proxy holder need not be a shareholder. The holder of a usufruct or pledge on shares shall have the voting rights attached thereto if so provided for when the usufruct or pledge was created.

Under our Articles of Association, blank votes (votes where no choice has been made), abstentions and invalid votes shall not be counted as votes cast. However, shares in respect of which a blank vote or invalid vote has been cast and shares in respect of which the person with meeting rights who is present or represented at the meeting has abstained from voting are counted when determining the part of the issued share capital that is present or represented at a General Meeting. The chairman of the General Meeting shall determine the manner of voting and whether voting may take place by acclamation.

Resolutions of the shareholders are adopted at a General Meeting by a majority of votes cast, except where Dutch law or our Articles of Association provide for a special majority in relation to specified resolutions. Our Articles of Association do provide that resolutions at a General Meeting can only be adopted if at least one-third of the issued and outstanding shares in our capital are present or represented at such General Meeting, subject to any provision of mandatory Dutch law and any higher quorum requirement stipulated by our Articles of Association.

Subject to certain restrictions in our Articles of Association, the determination during the General Meeting made by the chairman of that General Meeting with regard to the results of a vote shall be decisive. Our Board will keep a record of the resolutions passed at each General Meeting.

Amendment of Articles of Association

At a General Meeting, at the proposal of our Board, our shareholders may resolve to amend our Articles of Association. A resolution by the shareholders to amend our Articles of Association requires a majority of the votes cast. In the absence of a proposal by our Board, the General Meeting may resolve to amend our Articles of Association with at least two-thirds of the votes cast.

Merger, Demerger and Dissolution

At the proposal of our Board, the General Meeting may resolve with a majority of the votes cast (subject to certain exceptions) or with at least two-thirds of the votes cast if there is no proposal thereto by our Board, to legally merge or demerge the Company within the meaning of Title 7, Book 2 of the Dutch Civil Code.

Our shareholders may at a General Meeting, based on a proposal by our Board, by means of a resolution passed by a majority of the votes cast, or with at least two-thirds of the votes cast if there is no proposal of our Board thereto, resolve that we will be dissolved. In the event of our dissolution, the liquidation shall be effected by our Board, unless the General Meeting decides otherwise.

In the event of a dissolution and liquidation, the assets remaining after payment of all of our debts (including any liquidation expenses) are to be distributed to the ordinary shareholders in proportion to the aggregate nominal value of their Ordinary Shares. The liquidation and all distributions referred to in this paragraph will be made in accordance with the relevant provisions of Dutch law.

Squeeze Out

A shareholder who for its own account (or together with its group companies) holds at least 95% of our issued share capital may institute proceedings against the other shareholders jointly for the transfer of their shares to the shareholder who holds such 95% majority. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer van het GerechtshofAmsterdam) (the “Enterprise Chamber”) and can be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value of the shares of the minority shareholders. Once the order to transfer by the

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Enterprise Chamber becomes final and irrevocable, the majority shareholder that instituted the squeeze-out proceedings shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to the majority shareholder. Unless the addresses of all minority shareholders are known to the majority shareholder acquiring the shares, the majority shareholder is required to publish the same in a newspaper with a national circulation.

A shareholder that holds a majority of our issued share capital, but less than the 95% required to institute the squeeze-out proceedings described above, may seek to propose and implement one or more restructuring transactions with the objective of obtaining at least 95% of our issued share capital so the shareholder may initiate squeeze-out proceedings. Those restructuring transactions could, among other things, include a merger or demerger involving us, a contribution of cash and/or assets against issuance of shares, the issue of new shares to the majority shareholder without preemptive rights for minority shareholders or an asset sale transaction.

Depending on the circumstances, an asset sale of a Dutch public limited liability company (naamloze vennootschap) is sometimes used as a way to squeeze out minority shareholders, for example, after a successful tender offer through which a third party acquires a supermajority, but less than all, of the company’s shares. In such a scenario, the business of the target company is sold to a third party or a special purpose vehicle, followed by the liquidation of the target company. The purchase price is distributed to all shareholders in proportion to their respective shareholding as liquidation proceeds, thus separating the business from the company in which minority shareholders had an interest.

Any sale or transfer of all of our assets and our dissolution or liquidation is subject to approval by a majority of the votes cast in our General Meeting. Our Articles of Association provide that our General Meeting may only adopt such resolution upon a proposal of our Board or with at least two-thirds of the votes cast, unless such resolution is passed at the proposal of our Board.

Certain Other Major Transactions

Our Articles of Association and Dutch law provide that resolutions of our Board concerning a material change in the identity or character of the Company or its business are subject to the approval of the General Meeting. Such changes include:

•	a transfer of all or materially all of its business to a third party;

•

the entry into or termination of a long-lasting alliance of us or of a subsidiary either with another entity or company, or as a fully liable partner of a limited partnership or partnership, if this alliance or termination is of significant importance to us; and

•

the acquisition or disposition of an interest in the capital of a company by us or by our subsidiary with a value of at least one-third of the value of our assets, according to the balance sheet with explanatory notes or, if we prepare a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in our most recently adopted annual accounts.

Dividends and Other Distributions

We may only make distributions to our shareholders if the shareholders’ equity exceeds the sum of the paid-up and called-up share capital plus the reserves as required to be maintained by Dutch law or by our Articles of Association.

Any amount remaining out of distributable profits is added to our reserves as our Board determines. After reservation by our Board of any distributable profits, the shareholders, upon the proposal of our Board or with at least two-thirds of the votes cast, may declare a dividend. Our Board is permitted, subject to certain requirements, to declare interim dividends without the approval of the shareholders. Interim dividends may be declared as provided in our Articles of Association and may be distributed to the extent that the shareholders’ equity, based on interim financial statements, exceeds the paid-up and called-up share capital and the reserves that must be maintained under Dutch law or our Articles of Association. Interim dividends are deemed advances on the final dividend to be declared with respect to the fiscal year in which the interim dividends have been declared. We may reclaim any distributions, whether interim or not interim, made in contravention of certain restrictions of Dutch law from

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shareholders that knew or should have known that such distribution was not permissible. In addition, on the basis of Dutch case law, if after a distribution we are not able to pay our due and collectable debts, then our shareholders or directors who at the time of the distribution knew or reasonably should have foreseen that result may be liable to our creditors.

Distributions shall be payable in the currency determined by our Board at a date determined by it. Our Board will set the record date to establish which shareholders (or usufructuaries or pledgees, as the case may be) are entitled to the distribution, such date not being earlier than the date on which the distribution was announced. Claims for payment of dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse, and any such amounts will be considered to have been forfeited to us (verjaring).

We do not anticipate paying any dividends on Ordinary Shares for the foreseeable future.

Notices

We will give notice of each General Meeting by publication on our website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution, and in any other manner that we may be required to follow in order to comply with Dutch law and applicable stock exchange and SEC requirements. Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in our shareholders’ register.

Transfer Agent

The transfer agent for our Ordinary Shares is Computershare Trust Company, N.A. Each person investing in Ordinary Shares held through The Depository Trust Company must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of Ordinary Shares.

For as long as any Ordinary Shares are listed on the NASDAQ or on any other stock exchange operating in the United States, the laws of the State of New York shall apply to the property law aspects of the Ordinary Shares reflected in the register administered by our transfer agent.

Our Ordinary Shares are listed in registered form and such Ordinary Shares, through the transfer agent, are not certificated. We have appointed Computershare Trust Company, N.A. as our agent in New York to maintain our shareholders’ register on behalf of our Board and to act as transfer agent and registrar for our Ordinary Shares. The Ordinary Shares will be traded on the NASDAQ in book-entry form.

Listing of Our Securities

Our Ordinary Shares are traded on the NASDAQ under the symbol “PLYA.”

PLAN OF DISTRIBUTION

The Ordinary Shares beneficially owned by the Selling Shareholders covered by this prospectus may be offered and sold from time to time by the Selling Shareholders. The term “Selling Shareholders” includes donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other non-sale related transfer. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made from time to time in one or more transactions at a fixed price or at prices that may be changed from time to time; at market prices prevailing at the time of sale; at prices relating to such prevailing market prices; or at negotiated prices. Any of the prices may represent a discount of then-prevailing market prices. The Selling Shareholders may sell their shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the NASDAQ;

•

through trading plans entered into by a Selling Shareholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	directly to one or more purchasers, including through a specific bidding or auction process or otherwise;

•	in options transactions;

•	through a combination of any of the above methods of sale; and

•	any other legally permitted method of sale.

The Selling Shareholders may also sell securities under Rule 144 of the Securities Act, if available, or pursuant to other available exemptions from registration requirements under the Securities Act, rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders may also sell the common stock short and redeliver the shares to close out such short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Shareholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Shareholder or borrowed from any Selling Shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

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In effecting sales, broker-dealers or agents engaged by the Selling Shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Shareholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the Selling Shareholders and any broker-dealers who execute sales for the Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Shareholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

There can be no assurance that the Selling Stockholders will sell all or any of the Ordinary Shares offered by this prospectus.

LEGAL MATTERS

Certain legal matters with respect to U.S. federal law in connection with this offering will be passed upon for us by Hogan Lovells US LLP. The validity of the Ordinary Shares covered by this prospectus has been passed upon for us by NautaDutilh N.V.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and are required to file annual, quarterly and special reports with the SEC. You may read and copy any of these documents at the SEC public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You may telephone the SEC at 1-800-SEC-0330 for further information on SEC public reference facilities. The SEC also maintains a website at https://www.sec.gov that contains the reports, proxy and information statements and other information that we and other registrants file electronically with the SEC.

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Our website address is www.playaresorts.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D and 13G with respect to our securities filed on behalf of certain shareholders and our directors and our executive officers; and amendments to those documents.

This prospectus is a part of a registration statement on Form S-3 filed with the SEC to register offers and sales of the securities described in this prospectus under the Securities Act. The registration statement contains additional information about us and the securities. You may obtain the registration statement and its exhibits from the SEC as indicated above or from us.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement and any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. However, we are not incorporating by reference any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or, except as specifically provided below, furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items.

We incorporate by reference in this prospectus the documents set forth below that have been previously filed with the SEC as well as any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of this offering; provided, however, that, except as specifically provided below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018;

•

our Current Report on Form 8-K filed on February 27, 2018 (excluding Item 7.01 information and related exhibits), March 23, 2018, May 11, 2018, June 4, 2018 (excluding Item 7.01 information and related exhibit) and June 8, 2018; and

•

the description of our Ordinary Shares contained in our Registration Statement on Form 8-A filed on February 9, 2017, including all amendments and reports filed for the purpose of updating such description.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference). Requests for such copies should be directed to:

Playa Hotels & Resorts N.V.

1560 Sawgrass Corporate Parkway,

Suite 310

Fort Lauderdale, FL 33323

Attn: General Counsel

Phone: (954) 453-1696

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35,000,000 Shares

PLAYA HOTELS & RESORTS N.V.

Ordinary Shares

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Deutsche Bank Securities	BofA Securities	Citigroup	Nomura

January     , 2021